                                                                    Exhibit 99.1

                          AGREEMENT AND PLAN OF MERGER

                                     between

                             SOVEREIGN BANCORP, INC.

                                       and

                             WAYPOINT FINANCIAL CORP

                                  March 8, 2004

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
ARTICLE I            THE MERGERS............................................................................      1
  Section 1.01       Definitions............................................................................      1
  Section 1.02       The Merger.............................................................................     11
  Section 1.03       Bank Merger............................................................................     20

ARTICLE II           REPRESENTATIONS AND WARRANTIES OF WAYPOINT.............................................     20
  Section 2.01       Organization...........................................................................     20
  Section 2.02       Capitalization.........................................................................     21
  Section 2.03       Authority; No Violation................................................................     23
  Section 2.04       Consents...............................................................................     24
  Section 2.05       Financial Statements...................................................................     24
  Section 2.06       Taxes..................................................................................     25
  Section 2.07       No Material Adverse Effect.............................................................     25
  Section 2.08       Contracts..............................................................................     25
  Section 2.09       Ownership of Property; Insurance Coverage..............................................     26
  Section 2.10       Legal Proceedings......................................................................     27
  Section 2.11       Compliance With Applicable Law.........................................................     27
  Section 2.12       ERISA..................................................................................     28
  Section 2.13       Brokers, Finders and Financial Advisors; Fairness Opinion..............................     29
  Section 2.14       Environmental Matters..................................................................     29
  Section 2.15       Allowance for Losses...................................................................     30
  Section 2.16       Information to be Supplied.............................................................     30
  Section 2.17       Securities Documents...................................................................     30
  Section 2.18       Related Party Transactions.............................................................     30
  Section 2.19       Loans..................................................................................     30
  Section 2.20       Takeover Laws..........................................................................     31
  Section 2.21       Labor and Employment Matters...........................................................     31
  Section 2.22       Risk Management Instruments............................................................     31
  Section 2.23       Community Reinvestment Act, Anti-Money Laundering and Customer Information Security....     32
  Section 2.24       Credit Card Accounts...................................................................     32
  Section 2.25       Merchant Processing....................................................................     32
  Section 2.26       Agreements with Regulatory Authorities.................................................     32
  Section 2.27       Regulatory Capital.....................................................................     33
  Section 2.28       Quality of Representations.............................................................     33

ARTICLE III          REPRESENTATIONS AND WARRANTIES OF SOVEREIGN............................................     33
  Section 3.01       Organization...........................................................................     33
  Section 3.02       Capital Structure......................................................................     34
  Section 3.03       Authority; No Violation................................................................     34
  Section 3.04       Consents...............................................................................     35
  Section 3.05       Financial Statements...................................................................     36
  Section 3.06       Taxes..................................................................................     36

                                TABLE OF CONTENTS
                                   (continued)

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                                                                                                                ----
  Section 3.07       No Material Adverse Effect.............................................................     37
  Section 3.08       Ownership of Property; Insurance Coverage..............................................     37
  Section 3.09       Legal Proceedings......................................................................     37
  Section 3.10       Compliance With Applicable Law.........................................................     37
  Section 3.11       Information to be Supplied.............................................................     38
  Section 3.12       ERISA..................................................................................     38
  Section 3.13       Securities Documents...................................................................     39
  Section 3.14       Environmental Matters..................................................................     39
  Section 3.15       Allowance for Loan Losses..............................................................     39
  Section 3.16       Loans..................................................................................     40
  Section 3.17       Continuity of Business Enterprise......................................................     40
  Section 3.18       No Waypoint Capital Stock..............................................................     40
  Section 3.19       Regulatory Capital.....................................................................     40
  Section 3.20       Agreements with Regulatory Authorities.................................................     40
  Section 3.21       Community Reinvestment Act, Anti-Money Laundering and Customer Information Security....     41
  Section 3.22       No Brokers.............................................................................     41
  Section 3.23       Tax Matters............................................................................     41
  Section 3.24       Quality of Representations.............................................................     41

ARTICLE IV           COVENANTS OF THE PARTIES...............................................................     41
  Section 4.01       Conduct of Waypoint's Business.........................................................     41
  Section 4.02       Access; Confidentiality................................................................     45
  Section 4.03       Regulatory Matters and Consents........................................................     46
  Section 4.04       Taking of Necessary Action.............................................................     47
  Section 4.05       Certain Agreements.....................................................................     48
  Section 4.06       No Other Bids and Related Matters......................................................     49
  Section 4.07       Duty to Advise; Duty to Update Disclosure Schedule.....................................     50
  Section 4.08       Conduct of Sovereign's Business........................................................     50
  Section 4.09       Current Information....................................................................     50
  Section 4.10       Undertakings by Sovereign and Waypoint.................................................     51
  Section 4.11       Employee Benefits and Retention Bonuses................................................     54
  Section 4.12       Affiliate Letter.......................................................................     58
  Section 4.13       Sovereign Rights Agreement.............................................................     58
  Section 4.14       Nonsolicitation Agreements.............................................................     59
  Section 4.15       NYSE Listing...........................................................................     59
  Section 4.16       Amendment to Articles of Incorporation.................................................     59
  Section 4.17       Advisory Board.........................................................................     59
  Section 4.18       Section 16 Matters.....................................................................     59

ARTICLE V            CONDITIONS.............................................................................     60
  Section 5.01       Conditions to Waypoint's Obligations under this Agreement..............................     60
  Section 5.02       Conditions to Sovereign's Obligations under this Agreement.............................     61

                                TABLE OF CONTENTS
                                   (continued)

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                                                                                                                ----
ARTICLE VI           TERMINATION, WAIVER AND AMENDMENT......................................................     63
  Section 6.01       Termination............................................................................     63
  Section 6.02       Effect of Termination..................................................................     65

ARTICLE VII          MISCELLANEOUS..........................................................................     66
  Section 7.01       Expenses...............................................................................     66
  Section 7.02       Non-Survival of Representations and Warranties.........................................     67
  Section 7.03       Amendment, Extension and Waiver........................................................     67
  Section 7.04       Entire Agreement.......................................................................     67
  Section 7.05       No Assignment..........................................................................     67
  Section 7.06       Notices................................................................................     67
  Section 7.07       Captions...............................................................................     68
  Section 7.08       Counterparts...........................................................................     68
  Section 7.09       Severability...........................................................................     68
  Section 7.10       Governing Law..........................................................................     69

                  THIS AGREEMENT AND PLAN OF MERGER, dated as of March 8, 2004, is made between SOVEREIGN BANCORP, INC. ("Sovereign"), a Pennsylvania corporation, having its principal place of business in Philadelphia, Pennsylvania, and WAYPOINT FINANCIAL CORP. ("Waypoint"), a Pennsylvania corporation, having its principal place of business in Harrisburg, Pennsylvania.

                                   BACKGROUND

                  1. Sovereign and Waypoint desire for Waypoint to merge with and into Sovereign, with Sovereign surviving such merger, in accordance with the laws of the Commonwealth of Pennsylvania and the plan of merger set forth herein.

                  2. The Boards of Directors of Sovereign and Waypoint have each determined that it is advisable and in the best interests of their respective companies for Waypoint to merge with and into Sovereign, subject to the terms and conditions set forth herein.

                  3. It is the intention of the parties to this Agreement (as hereinafter defined) that the Merger provided for herein be treated as a "reorganization" under Section 368(a) of the Internal Revenue Code.

                  4. Subject to the terms of this Agreement, at or prior to the execution and delivery of this Agreement, (a) each director and each executive officer of Waypoint has executed in favor of Sovereign, a letter agreement dated as of March 8, 2004, in the form attached hereto as Exhibit 1, and (b) Waypoint has concurrently granted to Sovereign an option (the "Sovereign Option") to acquire, under certain circumstances, Waypoint Common Stock (as hereinafter defined) pursuant to a Stock Option Agreement between Sovereign and Waypoint, dated as of March 8, 2004, attached hereto as Exhibit 2.

                  5. Sovereign desires to merge Waypoint Bank ("Waypoint Bank"), a federal savings bank and a wholly-owned subsidiary of Waypoint, into and with Sovereign Bank, a federal savings bank and a wholly-owned subsidiary of Sovereign ("Sovereign Bank"), with Sovereign Bank surviving such merger in accordance with the Bank Plan of Merger (as hereinafter defined).

                  6. Sovereign and Waypoint desire to provide the terms and conditions governing the transactions contemplated herein.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                    ARTICLE I
                                   THE MERGERS

                  Section 1.01 Definitions. As used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                           Acquisition Transaction shall mean one of the following transactions with a party other than Sovereign or an affiliate of Sovereign: (i) a merger or consolidation, or any similar transaction, involving Waypoint or a Waypoint Subsidiary, (ii) a purchase, lease or other acquisition of all or a substantial portion of the assets or liabilities of Waypoint or a Waypoint Subsidiary or (iii) a purchase or other acquisition (including by way of share exchange, tender offer, exchange offer or otherwise) of 15% or more of any class or series of equity securities of Waypoint or a Waypoint Subsidiary (for purposes of Section 4.06) or 50% or more of any class or series of equity securities of Waypoint or a Waypoint Subsidiary (for purposes of Section 6.02(c)).

                           Affiliate means, with respect to any Person, any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

                           Aggregate Cash Election Share Number has the meaning given that term in Section 1.02(f)(vii).

                           Aggregate Stock Election Share Number has the meaning given that term in Section 1.02(f)(v).

                           Agreement means this agreement, and any amendment or supplement hereto.

                           Applications means the applications for regulatory approval which are required by the transactions contemplated hereby.

                           Articles of Merger means the articles of merger to be executed by Sovereign and Waypoint and to be filed in the PDS in accordance with the laws of the Commonwealth of Pennsylvania.

                           Bank Holding Company Act means the Bank Holding Company Act of 1956, as amended.

                           Bank Merger means the merger of Waypoint Bank with and into Sovereign Bank, with Sovereign Bank surviving such merger, as contemplated by Section 1.03 of this Agreement.

                           Bank Plan of Merger has the meaning given to that term in Section 1.03 of this Agreement.

                           BCL means the Pennsylvania Business corporation law of 1988, as amended.

                           Benefits Schedule means the employee benefits
         schedule included as part of the Waypoint Disclosure Schedule, including without limitation, those Waypoint Disclosure Schedules applicable to Sections 2.08 and 2.12 of this Agreement.

                           Break-Up Election Notice has the meaning given that term in Section 6.02(c).

                           Business Day means any day other than (i) a Saturday or Sunday, or (ii) a day on which Sovereign is authorized or obligated by law or executive order to close.

                           Cash Consideration has the meaning given that term in
         Section 1.02(f)(iii).

                           Cash Election has the meaning given that term in
         Section 1.02(f)(vi).

                           Cash Election Number shall have the meaning given that term in Section 1.02(f)(vi).

                           Cash Election Shares has the meaning given that term in Section 1.02(f)(vii).

                           Cash Proration Factor has the meaning given that term in Section 1.02(f)(vii).

                           Cause has the meaning given that term in Section 4.11(d).

                           Closing Date means the date determined by Sovereign, in its sole discretion, upon five (5) days prior written notice to Waypoint, but in no event later than January 31, 2005, or such other date as Sovereign and Waypoint shall agree.

                           Derivatives Contract has the meaning given that term in Section 2.22.

                           Determination Date has the meaning given that term in
         Section 6.01(e).

                           Distribution Date has the meaning given that term in
         Section 4.13.

                           Effective Date means the date specified in the Articles of Merger which shall be the same as the Closing Date.

                           Effective Time means the time specified in the Articles of Merger for the effectiveness of the Merger or, if no such time is specified, the time of filing the Articles of Merger.

                           Election shall have the meaning given that term in
         Section 1.02(f)(viii).

                           Election Date shall have the meaning given that term in Section 1.02(g)(ii).

                           Environmental Law means any federal, state or local law, statute, ordinance, rule, regulation,

                           code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Regulatory Authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

                           ERISA means the Employee Retirement Income Security Act of 1974, as amended.

                           Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

                           Exchange Agent has the meaning given that term in
         Section 1.02(g)(i).

                           Exchange Fund has the meaning given that term in
         Section 1.02(i)(i)

                           Exchange Ratio has the meaning given to such term in
         Section 1.02(f)(iii).

                           Expenses has the meaning given that term in Section 6.02(b).

                           FDIA means the Federal Deposit Insurance Act, as amended.

                           FDIA Limitations has the meaning given that term in
         Section 2.03(a).

                           FDIC means the Federal Deposit Insurance Corporation.

                           Federal Reserve Board means the Board of Governors of the Federal Reserve System.

                           Form of Election has the meaning given that term in
         Section 1.02(g)(ii).

                           GAAP means generally accepted accounting principles as in effect at the relevant date.

                           Governmental Authority means any United States or foreign, federal, state or local governmental commission, board, body, bureau, or other regulatory authority, agency, including courts and other judicial bodies, or any self-regulatory body or authority, including any instrumentality or entity designated to act for or on behalf of the foregoing.

                           HOLA means the Home Owners' Loan Act of 1933, as amended.

                           IRC means the Internal Revenue Code of 1986, as amended.

                           IRS means the Internal Revenue Service.

                           Indemnified Liabilities has the meaning given that term in Section 4.05(a).

                           Indemnified Parties has the meaning given that term in Section 4.05(a).

                           Indemnified Party has the meaning given that term in
         Section 4.05(a).

                           Indemnifying Party has the meaning given that term in
         Section 4.05(a).

                           Index Group has the meaning given that term in
         Section 6.01(e).

                           Index Price has the meaning given that term in
         Section 6.01(e).

                           Labor and Employment Law means any federal, state, local, or foreign law, statute, ordinance, executive order, rule, regulation, code, consent, order, judgment, decree, injunction or any agreement with any regulatory authority relating to (i) employment discrimination or affirmative action, (ii) labor relations, (iii) employee compensation or benefits, (iv) safety and health, (v) wrongful or retaliatory discharge, and/or (vi) any other aspect of the employment relationship. Such laws shall include, but not be limited to, Title VII of the Civil Rights Act of 1964 as amended, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, the Occupational Safety and Health Act, the Fair Labor Standards Act, the Fair Credit Collection Act, the Worker Adjustment and Retraining Notification Act, Executive Order 11246, the Employee Polygraph Protection Act, the Equal Pay Act, the National Labor Relations Act, the Older Worker Benefit Protection Act, the Rehabilitation Act, the Vietnam Era Veterans Readjustment Assistance Act, as well as any and all state fair employment practices laws, any and all state labor relations laws, any and all state wage and hour laws, any and all state wage payment and collection laws, any and all state statutes regarding wrongful or retaliatory discharge, and federal and state common law regarding employment discrimination or affirmative action, labor relations, employee compensation or benefits, safety and health and/or wrongful or retaliatory discharge and/or related tort claims.

                           Material Adverse Effect shall mean, with respect to Sovereign or Waypoint, respectively, any effect which is material and adverse to its assets, financial condition or results of operations on a consolidated basis taken as a whole provided, however, that Material Adverse Effect shall not be deemed to include
         (i) any change resulting from a change in interest rates generally,
         (ii) any change occurring after the date hereof in any federal or state law, rule or regulation (or in any interpretation of the foregoing) or in GAAP or applicable regulatory accounting principles, which change affects banking institutions (or their holding companies) generally,
         (iii) changes in general economic, legal, regulatory or political conditions affecting banking institutions (or their holding companies) generally, (iv) changes resulting from the announcement contemplated by this Agreement or the announcement, after the date of execution hereof, of another transaction or transactions by Sovereign, (v) reasonable expenses (plus reasonable legal fees, costs and expenses relating to any litigation) arising as a result of the Merger, (vi) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger and the costs associated with Section 4.11 hereof incurred in connection with this Agreement and the transactions contemplated hereby, (vii) actions or omissions of a party (or any of its Subsidiaries) taken with the prior written consent of the other party in furtherance of the transactions contemplated hereby (including without limitation any actions taken by Waypoint pursuant to Section 4.09(a)(vii) of this Agreement) or otherwise permitted to be taken by the other party under this Agreement, (viii) the ability of such party to complete the transactions contemplated by this Agreement on a timely basis at any time prior to January 31, 2005, and (ix) any effect with respect to a party hereto caused, in whole or in substantial part, by the other party.

                           Maximum Amount has the meaning given that term in
         Section 4.05(b).

                           Merger means the merger of Waypoint with and into Sovereign, with Sovereign surviving such merger, as contemplated by this Agreement.

                           Merger Consideration means the Cash Consideration or the Stock Consideration, as applicable.

                           Mixed Election has the meaning given that term in
         Section 1.02(f)(viii).

                           Nasdaq means the Nasdaq Stock Market, Inc.

                           Non-Election Shares has the meaning given that term in Section 1.02(g)(v).

                           NYSE means the New York Stock Exchange.

                           OTS means the Office of Thrift Supervision.

                           PDS means the Department of State of the Commonwealth of Pennsylvania.

                           Person means any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, association, trust or "group" (as that term is defined in Section 13(d)(3) of the Exchange Act).

                           Prospectus/Proxy Statement means the joint prospectus/proxy statement, together with any supplements thereto, to be transmitted to holders of Waypoint Common Stock in connection with the transaction contemplated by this Agreement.

                           Quarterly Per Share Dividend Amount has the meaning given to that term in Section 4.01(a)(ii).

                           Registration Statement means the registration statement on Form S-4, including any pre-effective or post-effective amendments or supplements thereto, as filed with the SEC under the Securities Act with respect to the Sovereign Common Stock and Sovereign Stock Purchase Rights to be issued in connection with the transactions contemplated by this Agreement.

                           Regulatory Agreement has the meaning given to that term in Section 2.11 and 3.10 of this Agreement.

                           Regulatory Authority means any banking agency or department of any federal or state government, including without limitation the OTS, the Federal Reserve Board, the FDIC, or the respective staffs thereof.

                           Rights means warrants, options, rights, convertible securities and other capital stock equivalents which obligate an entity to issue its securities.

                           Ryan Beck has the meaning given that term in Section 2.13.

                           SEC means the Securities and Exchange Commission.

                           Securities Act means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

                           Securities Documents means all registration statements, schedules, statements, forms, reports, proxy materials, and other documents required to be filed under the Securities Laws.

                           Securities Laws means the Securities Act and the Exchange Act and the rules and regulations promulgated from time to time thereunder.

                           Sovereign has the meaning given that term in the Recitals hereto.

                           Sovereign Bank has the meaning given that term in the Recitals hereto.

                           Sovereign Common Stock has the meaning given to that term in Section 3.02(a) of this Agreement.

                           Sovereign Disclosure Schedule means a disclosure schedule delivered by Sovereign to Waypoint pursuant to this Agreement.

                           Sovereign ESOP has the meaning given that term in
         Section 4.11(a)(i).

                           Sovereign Financials means (i) the audited consolidated financial statements of Sovereign as of December 31, 2002 and for the three years ended December 31, 2002, including the notes thereto, (ii) the unaudited interim consolidated financial statements of Sovereign as of each calendar quarter thereafter included in Securities Documents filed by Sovereign, including the notes thereto, in the case of each of (i) and (ii) as included in the Sovereign Securities Documents, and (iii) the unaudited consolidated financial statements of Sovereign as of and for the year ended December 31, 2003, including the notes thereto.

                           Sovereign 401(k) Plan has the meaning given that term in Section 4.11(a)(ii).

                           Sovereign Market Price means, as of any date, the closing sales price of a share of Sovereign Common Stock, as reported on the NYSE.

                           Sovereign Market Value means, as of any date, the average of the Sovereign Market Prices for the ten (10) consecutive trading days ending on the trading day preceding the date as of which the Sovereign Market Value is determined.

                           Sovereign Option means the option referenced in the recitals to this Agreement granted to Sovereign by Waypoint to acquire such number of shares of Waypoint Common Stock as shall equal 19.9% of the shares of Waypoint Common Stock outstanding before giving effect to the exercise of such option.

                           Sovereign Ratio has the meaning given that term in
         Section 6.01(e).

                           Sovereign Regulatory Agreement has the meaning given that term in Section 3.20.

                           Sovereign Regulatory Reports means the annual reports of Sovereign or Sovereign Bank, as the case may be, filed with the OTS from December 31, 2002 through the Closing Date.

                           Sovereign Rights Agreement means the Rights Agreement dated as of September 19, 1989, as amended September 27, 1995, and as further amended and restated June 21, 2001, between Sovereign and Mellon Investor Services LLC, as rights agent, relating to Sovereign's Series A Junior Participating Preferred Stock.

                           Sovereign Stock Purchase Rights means Rights to purchase a unit of Sovereign's Series A Junior Participating Preferred Stock in accordance with the terms of the Sovereign Rights Agreement.

                           Sovereign Subsidiaries means (i) any corporation, 50% or more of the capital stock or equity interests of which are owned, either directly or indirectly, by Sovereign, except any corporation the stock of which is held in the ordinary course of the lending activities of a bank, (ii) Sovereign Bank and (iii) Sovereign Capital Trust I, Sovereign Capital Trust III and Sovereign Capital Trust IV and any similar entity sponsored or created by Sovereign.

                           Starting Date has the meaning given that term in
         Section 6.01(e).

                           Stock Consideration shall have the meaning given that term in Section 1.02(f)(iii).

                           Stock Election shall have the meaning given that term in Section 1.02(f)(iv).

                           Stock Election Number has the meaning given that term in Section 1.02(f)(iv).

                           Stock Election Shares shall have the meaning given that term in Section 1.02(f)(v).

                           Stock Proration Factor shall have the meaning given that term in Section 1.02(f)(v).

                           Subsidiary means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by another entity, except any corporation the stock of which is held in the ordinary course of the lending activities of a bank.

                           Surviving Corporation has the meaning given to that term in Section 1.02(b).

                           Takeover Laws has the meaning given to that term in
         Section 2.20.

                           Termination Fee has the meaning given that term in
         Section 6.02(c).

                           USA Patriot Act has the meaning give that term in
         Section 2.23.

                           Waypoint has the meaning given that term in the Recitals hereto.

                           Waypoint Bank has the meaning given that term in the Recitals hereto.

                           Waypoint Bank Board Designee has the meaning given that term in Section 1.02(e)(iii).

                           Waypoint Bank Common Stock has the meaning given that term in Section 2.02(b).

                           Waypoint Certificates has the meaning given to that term in Section 1.02(g)(ii).

                           Waypoint Common Stock means the common stock of Waypoint described in Section 2.02(a).

                           Waypoint Director has the meaning given that term in
         Section 1.02(e)(iii).

                           Waypoint Disclosure Schedule means a disclosure schedule delivered by Waypoint to Sovereign pursuant to this Agreement.

                           Waypoint Financials means (i) the audited consolidated financial statements of Waypoint as of December 31, 2002 and for the three years ended December 31, 2002, including the notes thereto, (ii) the unaudited interim consolidated financial statements of Waypoint as of each calendar quarter thereafter included in Securities Documents filed by Waypoint, including the notes thereto, in the case of each of (i) and (ii) above, included in the Waypoint Securities Documents, and (iii) the unaudited consolidated financial statements of Waypoint as of and for the year ended December 31, 2003, including the notes thereto.

                           Waypoint 401(k) Plan has the meaning given that term in Section 4.11(a)(iii).

                           Waypoint Option has the meaning given that term in
         Section 1.02(h)(i).

                           Waypoint Preferred Stock has the meaning given that term in Section 2.02(a).

                           Waypoint Regulatory Agreement has the meaning given that term in Section 2.26.

                           Waypoint Regulatory Reports means the annual or quarterly reports, and accompanying schedules, of Waypoint or Waypoint Bank, filed with the OTS, Federal Reserve Board, or the FDIC from December 31, 2002 through the Closing Date.

                           Waypoint Special Severance Policy means the Special Waypoint Bank Severance Policy In Connection With Sovereign Merger, as more fully described in Section 4.11(d).

                           Waypoint Stock Option Plans means the stock option plans of Waypoint identified on the Waypoint Securities Documents that have not terminated.

                           Waypoint Subsidiary means (i) Waypoint Bank, (ii) any corporation or business trust, 50% or more of the capital stock or equity interests of which are owned, either directly or indirectly, by Waypoint, except any corporation the stock of which is held in the ordinary course of the lending activities of Waypoint Bank and (iii) those subsidiaries listed in the Waypoint Disclosure Schedule.

                  Section 1.02 The Merger.

                           (a) Closing. The closing will take place on the
Closing Date at such time and place as are agreed to by the parties hereto; provided, in any case, that all conditions to closing set forth in Article V (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the closing) have been satisfied or waived at or prior to the Closing Date. On the Closing Date, Sovereign and Waypoint shall cause the Articles of Merger to be duly executed and filed with the PDS.

                           (b) The Merger. Subject to the terms and conditions
of this Agreement, on the Effective Date: Waypoint shall merge with and into Sovereign; the separate corporate existence of Waypoint shall cease; Sovereign shall be the Surviving Corporation in the Merger (Sovereign, as the surviving corporation in the Merger, is sometimes referred to herein as the "Surviving Corporation"); and all of the property (real, personal and mixed), rights, powers, privileges, franchises, and duties and obligations of Waypoint shall be taken and deemed to be transferred to and vested in Sovereign, as the Surviving Corporation in the Merger, without further act or deed; all debts, liabilities, obligations, restrictions, disabilities and duties of each of Waypoint and Sovereign shall thereafter be the responsibility of Sovereign; all in accordance with the applicable laws of the Commonwealth of Pennsylvania.

                           (c) Change to Structure of Merger. The parties may at
any time change the method of effecting the combination (including by providing for the merger of Waypoint and a wholly owned subsidiary of Sovereign) if and to the extent requested by either party and consented to by the other party (such consent not to be unreasonably withheld); provided, however, that no such change shall (i) alter or change the amount or kind of Merger Consideration, (ii) adversely affect the Tax treatment of Waypoint's shareholders as a result of receiving the Merger Consideration or the Tax treatment of either party pursuant to this Agreement or (iii) materially impede or delay completion of the transactions contemplated by this Agreement.

                           (d) Sovereign's Articles of Incorporation and Bylaws.
On and after the Effective Date, the articles of incorporation and bylaws of Sovereign, as in effect immediately prior to the Effective Date, shall automatically be and remain the articles of incorporation and bylaws of Sovereign, as the Surviving Corporation in the Merger, until thereafter altered, amended or repealed.

                           (e) Board of Directors and Officers of Sovereign and
Sovereign Bank.

                               (i) On the Effective Date, the Board of Directors of Sovereign, as the Surviving Corporation, shall consist of those persons holding such office immediately prior to the Effective Date.

                               (ii) On the Effective Date, the officers of Sovereign duly elected and holding office immediately prior to the Effective Date shall be the officers of Sovereign, as the Surviving Corporation in the Merger, existing on the Effective Date.

                               (iii) On the effective date of the Bank Merger, the Board of Directors of Sovereign Bank, as the surviving institution in the Bank Merger, shall consist of (A) those persons holding such office immediately prior to such effective date, and

         (B) one (1) additional person designated by Waypoint prior to the date of mailing the Proxy Statement/Prospectus who is presently a member of Waypoint's Board of Directors (each current member of Waypoint's Board of Directors is referred to herein as a "Waypoint Director") and who is acceptable to Sovereign (the "Waypoint Bank Board Designee"). Sovereign shall cause the Waypoint Bank Board Designee to be appointed as a director of Sovereign Bank effective as of the effective date of the Bank Merger to hold office until the 2005 annual reorganization meeting of the Board of Directors of Sovereign Bank. Sovereign agrees to cause the Waypoint Bank Board Designee, or a replacement Waypoint Director, to be renominated as a director of Sovereign Bank for election at the 2006 and 2007 annual reorganization meetings of the Board of Directors of Sovereign Bank, and agrees to vote its shares of Sovereign Bank in favor of such election at such meetings. In the event that the Waypoint Bank Board Designee is unable or unwilling to serve or is reasonably unacceptable to Sovereign, a replacement Waypoint Board Designee shall be substituted for such Designee.

                               (iv) On the effective date of the Bank Merger, the officers of Sovereign Bank duly elected and holding office immediately prior to such effective date shall be the officers of Sovereign Bank, as the surviving institution in the Bank Merger.

                           (f) Effect on Shares. At the Effective Time, by
virtue of the Merger and without any action on the part of Sovereign, Waypoint or the holders of any of the following securities, the following shall occur:

                               (i) Cancellation of Certain Common Stock. Each share of Waypoint Common Stock which is owned by Sovereign, Waypoint or any of their Subsidiaries (other than shares that are held in trust, managed, custodial or nominee accounts and the like and which are beneficially owned by third parties) shall be canceled and cease to be issued and outstanding, and no consideration shall be delivered therefor.

                               (ii) Certain Sovereign Common Stock Not Affected. Each issued and outstanding share of Sovereign Common Stock shall, at and after the Effective Time, continue to be issued and outstanding as an identical share of Sovereign Common Stock.

                               (iii) Conversion of Waypoint Common Stock. Each share of Waypoint Common Stock issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 1.02(f)(i)) shall be, based on the election procedures set forth below, converted into the right to receive (A) $28.00 in cash (the "Cash Consideration") or (B) 1.262 validly issued, fully paid and nonassessable shares of Sovereign Common Stock (the "Stock Consideration") (the "Exchange Ratio"), plus such additional consideration, if any, provided by Section 1.02(f)(xi).

                               (iv) Stock Election. Subject to the immediately following sentence, each record holder of Waypoint Common Stock, determined pursuant to Section 1.02(g), shall be entitled to elect to receive shares of Sovereign Common Stock for such holder's shares of Waypoint Common Stock (a "Stock Election"). Notwithstanding the foregoing, the number of shares of Waypoint Common Stock to be converted into the right to receive Sovereign Common Stock at the Effective Time will be equal to 70% of the total number of shares of Waypoint Common Stock issued and outstanding as of the close of business on the second trading day prior to the Effective Time (excluding for this purpose shares to be canceled pursuant to Section 1.02(f)(i)) (the "Stock Election Number").

                               (v) Stock Election Shares. As used herein, the term "Stock Election Shares" means shares of Waypoint Common Stock for which a Stock Election has been made and the term "Aggregate Stock Election Share Number" means the aggregate number of shares of Waypoint Common Stock covered by Stock Elections. If the Aggregate Stock Election Share Number exceeds the Stock Election Number, each Stock Election Share shall be converted into the right to receive shares of Sovereign Common Stock or cash in the following manner:

                                   (A) a proration factor (the "Stock Proration
                  Factor") shall be determined by dividing the Stock Election Number by the Aggregate Stock Election Share Number;

                                   (B) the number of Stock Election Shares
                  covered by each Stock Election that will be converted into the right to receive the Stock Consideration shall be determined by multiplying the Stock Proration Factor by the total number of shares of Waypoint Common Stock covered by such Stock Election; and

                                   (C) each Stock Election Share other than
                  Stock Election Shares converted into the right to receive Sovereign Common Stock in accordance with Section 1.02(f)(v)(B) above shall be converted into the right to receive the Cash Consideration.

                               (vi) Cash Election. Subject to the immediately following sentence, each record holder of shares of Waypoint Common Stock, determined pursuant to Section 1.02(g), shall be entitled to elect to receive Cash Consideration for such holder's shares of Waypoint Common Stock (a "Cash Election"). Notwithstanding the foregoing, the number of shares of Waypoint Common Stock to be converted into the right to receive cash at the Effective Time will be equal to 30% of the total number of shares of Waypoint Common Stock issued and outstanding as of the close of business on the second trading day prior to the Effective Time, minus the aggregate number of shares with respect to which cash is paid in lieu of fractional shares pursuant to Section 1.02(f)(x) (the "Cash Election Number").

                               (vii) Cash Election Shares. As used herein, the term "Cash Election Shares" means the shares of Waypoint Common Stock for which a Cash Election has been made and the term "Aggregate Cash Election Share Number" means the aggregate number of shares of Waypoint Common Stock covered by Cash Elections. If the Aggregate Cash Election Share Number exceeds the Cash Election Number, each Cash Election Share shall be converted into the right to receive cash or Sovereign Common Stock in the following manner:

                                   (A) a proration factor (the "Cash Proration
                  Factor") shall be determined by dividing the Cash Election Number by the Aggregate Cash Election Share Number;

                                   (B) the number of Cash Election Shares
                  covered by each Cash Election that will be converted into the right to receive Cash Consideration shall be determined by multiplying the Cash Proration Factor by the total number of shares of Waypoint Common Stock covered by such Cash Election; and

                                   (C) each Cash Election Share other than those
                  shares converted into the right to receive cash in accordance with Section 1.02(f)(vii)(B) shall be converted into the right to receive the Stock Consideration.

                               (viii) Mixed Election. Subject to the immediately following sentence, each record holder of shares of Waypoint Common Stock immediately prior to the Effective Time shall be entitled to elect to receive shares of Sovereign Common Stock for part of such holder's shares of Waypoint Common Stock and cash for the remaining part of such holder's shares of Waypoint Common Stock (the "Mixed Election" and, collectively with Stock Election and Cash Election, the "Election"). With respect to each holder of Waypoint Common Stock who makes a Mixed Election, the shares of Waypoint Common Stock such holder elects to be converted into the right to receive the Stock Consideration shall be treated as Stock Election Shares for purposes of the provisions contained in Sections 1.02(f)(iv) and (v) and the shares such holder elects to be converted into the right to receive Cash Consideration shall be treated as Cash Election Shares for purposes of the provisions contained in Sections 1.02(f)(vi) and (vii).

                               (ix) Adjustments to Stock and Cash Consideration. Notwithstanding anything herein to the contrary, the total Stock Consideration shall be increased and the total Cash Consideration shall be decreased if, but only to the extent, necessary to secure the tax opinions required by Sections 5.01(i) and 5.02(i).

                               (x) Cash in Lieu of Fractional Shares.
         Notwithstanding anything herein to the contrary, no fraction of a whole share of Sovereign Common Stock and no scrip or certificate therefore shall be issued in connection with the Merger. Any former Waypoint shareholder who would otherwise be entitled to receive a fraction of a share of Sovereign Common Stock shall receive, in lieu thereof, cash in an amount equal to such fraction multiplied by the Sovereign Market Value on the last trading day immediately preceding the Effective Date.

                               (xi) Additional Consideration for Stock Election Shares in Certain Cases. In the event that Waypoint delivers to Sovereign a written notice of termination under Section 6.01(d) and thereafter Sovereign delivers a written notice indicating that it intends to proceed with the Merger by paying additional consideration, then each Stock Election Share shall be converted into the right to receive a number of shares of Sovereign Common Stock plus cash (if any) equal in value to $25.20. For purposes of the preceding sentence, (A) the number of shares of Sovereign Common Stock payable shall not be less than the number of shares set forth in Clause (B) of Section 1.02(f)(iii), (B) shares of Sovereign Common Stock paid shall be valued at the Sovereign Market Value as of the close of business on the Determination Date, and (C) the determination to pay additional shares of Sovereign Common Stock, cash or a combination of both shall be made at Sovereign's sole discretion; provided, however, that in no event shall the aggregate number of shares of Sovereign Common Stock payable in the Merger pursuant to this Section 1.02(f)(xi) be less than a number of shares necessary for Waypoint and Sovereign to secure the opinions described in Section 5.01(i) and Section 5.02(i), respectively.

                           (g) Form of Election.

                               (i) Prior to the Effective Time, Sovereign shall appoint Mellon Shareholder Services, LLC, or some other entity selected by Sovereign subject to the approval of Waypoint (which approval shall not be unreasonably withheld or delayed), as the exchange and paying agent (the "Exchange Agent") for the payment and exchange of the Cash and Stock Consideration.

                               (ii) Sovereign shall prepare a form of election (the "Form of Election") subject to the approval of Waypoint (which approval shall not be unreasonably withheld or delayed) to be mailed by the Exchange Agent to the record holders of Waypoint Common Stock not more than 60 Business Days or less than 20 Business Days prior to the Election Date. The Form of Election shall be used by each record holder of shares of Waypoint Common Stock who wishes to elect to receive Sovereign Common Stock or cash for any or all shares of Waypoint Common Stock held by such holder, subject to the provisions of Section 1.02(f). The Exchange Agent shall use reasonable efforts to make the Form of Election available to all persons who become holders of Waypoint Common Stock during the period between the record date (for the mailing of the Form of Election) and the Election Date. Any holder's election shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m., New York City time, on the Business Day specified in the Form of Election (or a later Business Day specified by Sovereign in a subsequent press release) (the "Election Date", which Election Date shall be two Business Days prior to the date on which the Effective Time will occur), a Form of Election properly completed and signed and accompanied by certificates that immediately prior to the Effective Time represented issued and outstanding shares of Waypoint Common Stock (the "Waypoint Certificates") to which such Form of Election relates, in form acceptable for transfer on the books of Waypoint (or by an appropriate guarantee of delivery of such Waypoint Certificates as set forth in such Form of Election from a firm which is an "eligible guarantor institution" (as defined in Rule 17Ad-15 under the Exchange
         Act) provided that such Waypoint Certificates are in fact delivered to the Exchange Agent by the time set forth in such guarantee of delivery).

                               (iii) Any Form of Election may be revoked by the shareholder submitting it to the Exchange Agent only by written notice received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Election Date. If a Form of Election is revoked, the Waypoint Certificate or Waypoint Certificates (or guarantees of delivery, as appropriate) for the shares of Waypoint Common Stock to which such Form of Election relates shall be promptly returned by the Exchange Agent to the shareholder of Waypoint submitting the same. In addition, in the event that the Agreement is terminated for any reason, any Waypoint Certificates in the possession of Sovereign or the Exchange Agent shall be promptly returned to the shareholder of Waypoint who submitted the Form of Election to which such Waypoint Certificates relate.

                               (iv) Sovereign shall have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of Sovereign or the Exchange Agent in such matters shall be conclusive and binding. Neither Sovereign nor the Exchange Agent shall be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall also make, within seven business days after the Election Date, all computations contemplated by Section 1.02(f) and all such computations shall be conclusive and binding on the holder of shares of Waypoint Common Stock.

                               (v) For the purposes hereof, a holder of shares of Waypoint Common Stock who does not submit a Form of Election which is subsequently received by the Exchange Agent prior to the Election Date (the "Non-Election Shares") shall be deemed not to have made a Cash Election, Stock Election or Mixed Election. If Sovereign or the Exchange Agent shall determine that any purported Election was not properly made, the shares subject to such improperly made Election shall be treated as Non-Election Shares. Non-Election Shares shall be treated as Cash Election Shares up to the Cash Election Number and as Stock Election Shares for any Non-Election Shares in excess of the Cash Election Number.

                           (h) Stock Options.

                               (i) At the Effective Time, each option to acquire Waypoint Common Stock ("Waypoint Option") which is then outstanding whether or not exercisable, shall become fully vested and exercisable and shall cease to represent a right to acquire shares of Waypoint Common Stock and shall be converted automatically into an option to purchase shares of Sovereign Common Stock and the corresponding number of Sovereign Stock Purchase Rights, and Sovereign shall assume each Waypoint Option, in accordance with the terms of the applicable Waypoint Stock Option Plan and stock option agreement by which such option is evidenced, except that from and after the Effective Time, (A) Sovereign and its Board of Directors or a duly authorized committee thereof shall be substituted for Waypoint and Waypoint's Board of Directors or duly authorized committee thereof administering such Waypoint Stock Option Plan, (B) each Waypoint Option assumed by Sovereign may be exercised solely for shares of Sovereign Common Stock and accompanying Sovereign Stock Purchase Rights (subject to any limited rights or cash settlement rights set forth in the applicable Waypoint Stock Option Plans or related Waypoint stock option agreements), (C) the number of shares of Sovereign Common Stock subject to such Waypoint Option shall be equal to the number of shares of Waypoint Common Stock subject to such Waypoint Option immediately prior to the Effective Time multiplied by the Exchange Ratio, provided that any fractional shares of Sovereign Common Stock resulting from such multiplication shall be rounded down to the nearest share, and (D) the per share exercise price under each such Waypoint Option shall be adjusted by dividing the per share exercise price under each such Waypoint Option by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent. Notwithstanding clauses
         (C) and (D) of the preceding sentence, each Waypoint Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the IRC, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the IRC. Sovereign and Waypoint agree to take all necessary steps to effect the foregoing provisions of this
         Section 1.02(h).

                               (ii) Prior to the Effective Time, Waypoint shall take or cause to be taken all actions required under Waypoint Stock Option Plans to provide for the actions set forth in paragraph (i) of this Section 1.02(h), which actions shall be reasonably satisfactory to Sovereign.

                               (iii) Within 90 days after the Effective Date, Sovereign shall file a registration statement on Form S-8 (or any other successor or appropriate form) with respect to the shares of Sovereign Common Stock and Sovereign Stock Purchase Rights subject to the options referenced in this Section 1.02(h), and shall use its reasonable best efforts to maintain the current status of the prospectus or prospectuses contained therein for so long as such options remain outstanding.

                           (i) Surrender and Exchange of Waypoint Stock
Certificates.

                               (i) Exchange Fund. At or prior to the Effective Time, Sovereign shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of Waypoint Common Stock sufficient cash and certificates representing shares of Sovereign Common Stock to make all payments and deliveries to shareholders of Waypoint pursuant to
         Section 1.02(f). Any cash and certificates for Sovereign Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund."

                               (ii) Exchange Procedures for Effective Forms of Election Submitted by Election Date. As soon as practicable after the Effective Time (and in any case no later than ten (10) days thereafter), Sovereign shall cause the Exchange Agent to mail the Merger Consideration to shareholders of Waypoint who have submitted effective Forms of Election prior to the Election Date.

                               (iii) Exchange Procedures in Absence of Effective Forms of Election Submitted Prior to Effective Date. As soon as reasonably practicable after the Effective Time (and in any case no later than fifteen (15) days thereafter), Sovereign shall cause the Exchange Agent to mail to each record holder of Waypoint Common Stock immediately prior to the Effective Time who has not surrendered Waypoint Certificates representing all of the Shares of Waypoint Common Stock owned by such holder pursuant to Section 1.02(g)(ii) a letter of transmittal which shall specify that delivery of the Waypoint Certificates shall be effected, and risk of loss and title to the Waypoint Certificates shall pass, only upon delivery of the Waypoint Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Sovereign may reasonably specify and instructions for effecting the surrender of such Waypoint Certificates in exchange for the Cash Consideration and/or the Stock Consideration, as the case may be. Upon surrender of a Waypoint Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Waypoint Certificate shall be entitled to receive within fifteen (15) days in exchange therefor (A) a certificate representing, in the aggregate, the whole number of shares of Sovereign Common Stock that such holder has the right to receive pursuant to
         Section 1.02(f) and/or (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to Section 1.02(f). No interest will be paid or will accrue on any cash payment pursuant to
         Section 1.02(f). In the event of a transfer of ownership of Waypoint Common Stock which is not registered in the transfer records of Waypoint, a certificate representing, in the aggregate, the proper number of shares of Sovereign Common Stock and/or a check in the proper amount pursuant to Section 1.02(f) may be issued with respect to such Waypoint Common Stock, as the case may be, to such a transferee if the Waypoint Certificate formerly representing such shares of Waypoint Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Persons who have submitted an effective Form of Election as provided in Section 1.02(g) and surrendered Waypoint Certificates as provided therein shall be treated as if they have properly surrendered Waypoint Certificates together with the letter of transmittal pursuant to this Section 1.02(i).

                               (iv) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made with respect to shares of Sovereign Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Waypoint Certificate with respect to the shares of Sovereign Common Stock that such Waypoint Certificate holder would be entitled to receive upon surrender of such Waypoint Certificate until such holder shall surrender such Waypoint Certificate in accordance with Section 1.02(i)(iii). Subject to the effect of applicable laws, following surrender of any such Waypoint Certificate, there shall be paid to such holder of shares of Sovereign Common Stock issuable in exchange therefor, without interest, (A) promptly after the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Sovereign Common Stock and (B) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Sovereign Common Stock.

                               (v) No Further Ownership Rights. All shares of Sovereign Common Stock issued and cash paid upon conversion of shares of Waypoint Common Stock in accordance with the terms of this Agreement shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Waypoint Common Stock.

                               (vi) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Waypoint Certificates for twelve (12) months after the Effective Date shall be delivered to Sovereign or otherwise on the instructions of Sovereign and any holders of the Waypoint Certificates who have not previously complied with this Section 1.02(i) shall thereafter look only to Sovereign for the Merger Consideration with respect to the shares of Waypoint Stock formerly represented thereby to which such holders are entitled pursuant to Section 1.02(f) any cash in lieu of fractional shares of Sovereign Common Stock to which such holders are entitled pursuant to Section 1.02(f)(x) and any dividends or distributions with respect to shares of Sovereign Common Stock to which such holders are entitled pursuant to Section 1.02(i)(iv).

                               (vii) No Liability. None of Sovereign, Waypoint, any of their respective Affiliates or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                               (viii) Investment of the Exchange Fund. The
         Exchange Agent shall invest any cash included in the Exchange Fund as reasonably directed by Sovereign; provided that, such investments shall be in obligations of or guaranteed by the United States of America and backed by a full faith and credit of the United States of America or in commercial paper obligations rated P-1 and A-1 or better by Moody's Investors Service, Inc. and Standard & Poor's Corporation, respectively. Any interest and other income resulting from such investments shall be payable to Sovereign.

                               (ix) Lost Certificates. If any Waypoint
         Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Waypoint Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent or Sovereign the posting by such Person of a bond in such reasonable amount as Sovereign may direct as indemnity against any claim that may be made against it with respect to such Waypoint Certificate, the Exchange Agent will deliver or cause to be delivered in exchange for such lost, stolen, or destroyed Waypoint Certificate the applicable Merger Consideration with respect to the shares of Waypoint Common Stock formerly represented thereby, any cash in lieu of fractional shares of Sovereign Common Stock to which the holders thereof are entitled pursuant to Section 1.02(f)(x), and any dividends or other distributions on shares of Sovereign Common Stock to which the holders thereof are entitled pursuant to Section 1.02(i)(iv).

                               (x) Withholding Rights. Sovereign shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Waypoint Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the IRC and the rules and regulations promulgated thereunder, or any provisions of state, local or foreign tax law. To the extent that amounts are so withheld by Sovereign, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Waypoint Common Stock in respect of which such deduction and withholding was made by Sovereign.

                               (xi) Stock Transfer Books. At the close of business on the Effective Date, the stock transfer books of Waypoint with respect to Waypoint Common Stock issued and outstanding prior to the Effective Time shall be closed and, thereafter, there shall be no further registration of transfers on the records of Waypoint of shares of Waypoint Common Stock issued and outstanding prior to the Effective Time. From and after the Effective Time, the holders of Waypoint Certificates shall cease to have any rights with respect to such shares of Waypoint Common Stock formerly represented thereby, except as otherwise provided herein or by law. On or after the Effective Time, any Waypoint Certificates presented to the Exchange Agent or Sovereign for any reason shall be exchanged for the applicable Merger Consideration with respect to the shares of Sovereign or Waypoint Common Stock, as the case may be, formerly represented thereby, any cash in lieu of fractional shares of Sovereign Common Stock to which the holders thereof are entitled pursuant to Section 1.02(f)(x), and any dividends or other distributions on shares of Sovereign Common Stock to which the holders thereof are entitled pursuant to Section 1.02(i)(iii).

                           (j) Anti-Dilution Provisions. If Sovereign shall, at
any time before the Effective Date, (i) issue a dividend with respect to its common stock in shares of Sovereign capital stock (or any security convertible into or exchangeable for Sovereign capital stock), (ii) combine the outstanding shares of Sovereign Common Stock into a smaller number of shares, (iii) subdivide the outstanding shares of Sovereign Common Stock, or (iv) reclassify or recapitalize or otherwise adjust the shares of Sovereign Common Stock, then, in any such event, the number of shares of Sovereign Common Stock to be delivered to Waypoint shareholders who are entitled to receive shares of Sovereign Common Stock in exchange for shares of Waypoint Common Stock shall be adjusted so that each Waypoint shareholder shall be entitled to receive such number of shares of Sovereign Common Stock as such shareholder would have been entitled to receive if the Effective Date had occurred immediately prior to the happening of such event. (By way of illustration, if Sovereign declares a stock dividend of 7% payable with respect to a record date on or prior to the Effective Date, the Exchange Ratio shall be adjusted upward by 7%). In addition, in the event that, prior to the Effective Date, Sovereign enters into an agreement pursuant to which shares of Sovereign Common Stock would be converted into shares or other securities or obligations of another corporation, proper provision shall be made in such agreement so that each Waypoint shareholder entitled to receive shares of Sovereign Common Stock in the Merger shall be entitled to receive such number of shares or other securities or amount of obligations of such other corporation as such shareholder would be entitled to receive if the Effective Date had occurred immediately prior to the happening of such event.

                  Section 1.03 Bank Merger. Sovereign and Waypoint shall use their best efforts to cause Waypoint Bank to merge with and into Sovereign Bank, with Sovereign Bank surviving such merger, concurrently with, or as soon as practicable after the Merger on the Effective Date. Concurrently with, or as soon as reasonably practicable after, the execution and delivery of this Agreement, Sovereign shall cause Sovereign Bank, and Waypoint shall cause Waypoint Bank, to execute and deliver a bank plan of merger (the "Bank Plan of Merger") in a form acceptable to Sovereign and Waypoint.

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF WAYPOINT

                  Waypoint hereby represents and warrants to Sovereign that, except as specifically set forth in the Waypoint Disclosure Schedule delivered to Sovereign by Waypoint on the date hereof:

                  Section 2.01 Organization.

                           (a) Waypoint is a corporation duly organized, validly
existing and in good standing under the laws of the Commonwealth of Pennsylvania. Waypoint is a savings and loan holding company duly registered under the HOLA. Waypoint has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. Waypoint is qualified or licensed to do business as a foreign corporation in each jurisdiction in which it is required to be so qualified or licensed as the result of the ownership or leasing of property or the conduct of its business.

                           (b) Waypoint Bank is a federal savings bank, duly
organized and validly existing under the laws of the United States of America. Waypoint Bank has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. Waypoint Bank and each other Waypoint Subsidiary is qualified or licensed to do business as a foreign corporation in each jurisdiction in which it is required to be so qualified or licensed as the result of the ownership or leasing of property or the conduct of its business.

                           (c) There are no Waypoint Subsidiaries other than
Waypoint Bank and those identified in the Waypoint Disclosure Schedule.

                           (d) The deposits of Waypoint Bank are insured by the
FDIC to the extent provided in the FDIA.

                           (e) The respective minute books of Waypoint and
Waypoint Bank and each other Waypoint Subsidiary accurately reflect all material corporate actions of their respective shareholders and boards of directors (including committees).

                           (f) Prior to the date of this Agreement, Waypoint has
made available to Sovereign true and correct copies of the articles of organization and bylaws of Waypoint, the charter and bylaws of Waypoint Bank and the articles of organization and bylaws of each other Waypoint Subsidiary, each as in effect on the date hereof.

                  Section 2.02 Capitalization.

                           (a) The authorized capital stock of Waypoint consists
of (i) 100,000,000 shares of common stock, $0.01 par value per share ("Waypoint Common Stock"), of which as of the date of this Agreement 9,589,027 shares were issued and held by Waypoint as treasury stock and 33,316,368 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, including, without limitation, shares of unvested restricted stock of Waypoint Common Stock awarded or granted or to be awarded or to be granted to directors, officers and employees of Waypoint under any employee benefit plan or other agreement or arrangement and (ii) 10,000,000 shares of preferred stock, none of which, as of the date hereof, are issued or outstanding ("Waypoint Preferred Stock"). Neither Waypoint nor Waypoint Bank nor any other Waypoint Subsidiary has or is bound by any subscription, option, warrant, call, commitment, agreement, plan or other Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of Waypoint Common Stock, Waypoint Preferred Stock or any other security of Waypoint or any securities representing the right to vote, purchase or otherwise receive any shares of Waypoint Common Stock, Waypoint Preferred Stock or any other security of Waypoint, other than (i) shares issuable or to be issued under Waypoint Stock Option Plans or stock options otherwise granted by the Waypoint Board of Directors and each as set forth in reasonable detail (including the exercise price, the grant date, the vesting date and the expiration date of all such options) in the Waypoint Disclosure Schedule, (ii) 362,135 shares of unvested restricted stock awarded or granted or to be awarded or to be granted to directors, officers or employees of Waypoint under any employee benefit plan or other agreement or arrangement each as set forth in reasonable detail (including the grant date, the vesting date, the performance criteria, if any, for vesting and the expiration date of all such restricted stock) in the Waypoint Disclosure Schedule, (iii) shares issuable under the Waypoint Employee Stock Ownership Plan, (iv) shares issuable or to be issued under any of the Waypoint Stock Option Plans, (v) shares issuable under Waypoint's Key Employee/Outside Director Recognition and Retention Plan (including any deferred shares thereunder), (vi) shares issuable or to be issued under the Waypoint 401(k) Plan, (vii) shares that may be issuable from the Waypoint Deferred Compensation Trust to participants under Waypoint's directors or officers deferred compensation plans,
(viii) capital securities issued by Waypoint Capital Trust I, Waypoint Capital Trust II and Waypoint Statutory Trust III and (ix) shares issuable under the Sovereign Option.

                           (b) The authorized capital stock of Waypoint Bank
consists of (i) 50 million shares of common stock, $0.01 par value (the "Waypoint Bank Common Stock"), of which 100 shares are outstanding, validly issued, fully paid, nonassessable, free of preemptive rights, all of which are owned by Waypoint free and clear of any lien, security interests, pledges, charges and restrictions of any kind or nature, and (ii) 20 million authorized preferred shares, none of which are issued or outstanding. Neither Waypoint nor any Waypoint Subsidiary has or is bound by any subscription, option, warrant, call, commitment, agreement or other Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of the capital stock of any Waypoint Subsidiary or any other security of any Waypoint Subsidiary or any securities representing the right to vote, purchase or otherwise receive any shares of the capital stock or any other security of any Waypoint Subsidiary. Except as set forth on the Waypoint Disclosure Schedule, either Waypoint or Waypoint Bank own all of the outstanding shares of capital stock of each Waypoint Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature, except that, in the case of Waypoint Capital Trust I, Waypoint Capital Trust II, and Waypoint Statutory Trust III Waypoint owns 100% of the common securities.

                           (c) Except for the Waypoint Subsidiaries, neither (i)
Waypoint, (ii) Waypoint Bank, nor (iii) any other Waypoint Subsidiary, owns any equity interest, directly or indirectly, in any other company or controls any other company, except for equity interests held in the investment portfolios of Waypoint Subsidiaries, equity interests held by Waypoint Subsidiaries in a fiduciary capacity, equity interests held in connection with the commercial loan activities of Waypoint Subsidiaries, or other securities and interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted. There are no subscriptions, options, warrants, calls, commitments, agreements or other Rights outstanding and held by Waypoint or Waypoint Bank with respect to any other company's capital stock or the equity of any other person.

                           (d) To the best of Waypoint's knowledge, except as
disclosed in Waypoint's proxy statement dated April 21, 2003, or in any subsequent Schedule 13D or 13G filed with the SEC, no person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act), is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of Waypoint Common Stock.

                  Section 2.03 Authority; No Violation.

                           (a) Waypoint has requisite corporate power and
authority to execute and deliver this Agreement and to complete the transactions contemplated hereby subject to receipt of all necessary approvals of Governmental Authorities and the approval of Waypoint's shareholders of this Agreement. Waypoint Bank has requisite corporate power and authority to execute and deliver the Bank Plan of Merger and to complete the Bank Merger subject to receipt of all necessary approvals of Governmental Authorities. The execution and delivery of this Agreement by Waypoint and the completion by Waypoint of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Waypoint and, except for approval by the shareholders of Waypoint, no other corporate proceedings on the part of Waypoint are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Waypoint and, subject to (i) approval of the shareholders of Waypoint of this Agreement and (ii) receipt of the required approvals from Regulatory Authorities described in Section 3.04 hereof and compliance with such required approvals, constitutes the valid and binding obligation of Waypoint, enforceable against Waypoint in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights, general equity principles or by applicable conservatorship or receivership provisions of the FDIA ("FDIA Limitations")). The Bank Plan of Merger, upon its execution and delivery by Waypoint Bank concurrently with, or as soon as reasonably practicable after, the execution and delivery of this Agreement, will constitute the valid and binding obligation of Waypoint Bank, enforceable against Waypoint Bank in accordance with its terms, subject to the applicable FDIA Limitations, or insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

                           (b) None of (i) the execution and delivery of this
Agreement by Waypoint, (ii) the execution and delivery of the Bank Plan of Merger by Waypoint Bank, (iii) subject to receipt of approvals from Waypoint's shareholders and the receipt of approvals from the Regulatory Authorities referred to in Section 3.04 hereof and Waypoint's and Sovereign's compliance with any conditions contained therein (including the expiration of related waiting periods), the completion of the transactions contemplated hereby, and
(iv) compliance by Waypoint or Waypoint Bank with any of the terms or provisions hereof or of the Bank Plan of Merger, will (A) conflict with or result in a breach of any provision of the articles of incorporation or bylaws of Waypoint or any Waypoint Subsidiary; (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Waypoint or any Waypoint Subsidiary or any of their respective properties or assets; or
(C) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Waypoint or any Waypoint Subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, commitment or other instrument or obligation to which Waypoint or any Waypoint Subsidiary is a party, or by which they or any of their respective properties or assets may be subject.

                  Section 2.04 Consents. Except for the consents, approvals, filings and registrations from or with the Regulatory Authorities referred to in
Section 3.04 hereof and compliance with any conditions contained therein, and the approval of this Agreement by the shareholders of Waypoint under the BCL, Waypoint's articles of incorporation and bylaws, and Nasdaq requirements applicable to it, and the approval of the Bank Plan of Merger by Waypoint as sole shareholder of Waypoint Bank, and by the Board of Directors of Waypoint Bank, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals or waivers of any third parties are necessary, or will be, in connection with (a) the execution and delivery of this Agreement by Waypoint or the Bank Plan of Merger by Waypoint Bank, and (b) the completion by Waypoint of the transactions contemplated hereby or by Waypoint Bank of the Bank Merger. As of the date hereof, Waypoint has no reason to believe that the consents and approvals set forth above will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact Waypoint's ability to complete the transactions contemplated by this Agreement. Shareholders of Waypoint are not entitled to exercise dissenters' rights in connection with the transactions contemplated by this Agreement under applicable law.

                  Section 2.05 Financial Statements.

                           (a) Waypoint has previously made available or will
make available to Sovereign the Waypoint Regulatory Reports. The Waypoint Regulatory Reports have been, or will be, prepared in all respects in accordance with applicable regulatory accounting principles and practices, including, but not limited to, all applicable rules, regulations and pronouncements of applicable Regulatory Authorities, throughout the periods covered by such statements, and fairly present, or will fairly present in all respects, the financial position, results of operations and changes in shareholders' equity of Waypoint as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles, including, but not limited to, all applicable rules, regulations and pronouncements of applicable Regulatory Authorities, applied on a consistent basis.

                           (b) Waypoint has previously made available or will
make available to Sovereign the Waypoint Financials filed by it with the SEC. The Waypoint Financials have been, or will be, prepared in accordance with GAAP applied on a consistent basis throughout the periods covered by such statements, except as noted therein, and fairly present, or will fairly present, the consolidated financial position, results of operations and cash flows of Waypoint as of and for the periods ended on the dates thereof, in accordance with GAAP applied on a consistent basis, except as noted therein. Except as set forth in the Waypoint Disclosure Schedule, Waypoint has no reason to believe that there exists any material "loss contingency" as that term is defined in FASB 5, with respect to its restatement of its financial statements for the years ended December 31, 2000, 2001 and 2002 and selected financial data contained within management's discussion and analysis of Form 10-K for the years ended December 31, 1998, 1999, 2000, 2001 and 2002.

                           (c) Since September 30, 2003, neither Waypoint nor
Waypoint Bank (as the case may be) had, or will have, any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Waypoint Financials or Waypoint Regulatory Reports or in the footnotes thereto which are not appropriately reflected or reserved against therein or appropriately disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material in the aggregate and which are incurred in the ordinary course of business, consistent with past practice and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

                  Section 2.06 Taxes. Waypoint and the Waypoint Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a). Waypoint has duly filed, and will file, all federal, state and local tax returns required to be filed by or with respect to Waypoint and all Waypoint Subsidiaries on or prior to the Closing Date (taking into account any extensions of time within which to file which have not expired) (all such returns being or will be true and complete in all respects) and has duly paid or will pay, or made or will make provisions and related balance sheet accruals (if required) for the payment of, all federal, state and local taxes which have been incurred by or are due or claimed to be due from Waypoint and any Waypoint Subsidiary by any taxing authority or pursuant to any tax sharing agreement or arrangement (written or oral) on or prior to the Closing Date other than taxes which (a) are not delinquent or (b) are being contested in good faith (which are described on the Waypoint Disclosure Schedule). Except as disclosed in the Waypoint Disclosure Schedule, neither Waypoint nor any Waypoint Subsidiary has (i) any pending federal, state or local tax audits, (ii) waived or extended any federal, state or local tax statute of limitations for tax purposes.

                  Section 2.07 No Material Adverse Effect. Waypoint has not suffered any Material Adverse Effect since September 30, 2003.

                  Section 2.08 Contracts.

                           (a) Except as described in this Agreement, documents
listed as exhibits to Waypoint's Securities Documents, or in the Waypoint Disclosure Schedule, neither Waypoint nor any Waypoint Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or arrangement with any past or present officer, director or employee of Waypoint or any Waypoint Subsidiary, except for "at will" arrangements; (ii) any plan, arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar arrangements for or with any past or present officers, directors or employees of Waypoint or any Waypoint Subsidiary; (iii) any collective bargaining agreement with any labor union relating to employees of Waypoint or any Waypoint Subsidiary; (iv) any agreement which by its terms limits the payment of dividends by any Waypoint Subsidiary; (v) any instrument evidencing or related to indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Waypoint or any Waypoint Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness, other than deposits, repurchase agreements, the junior subordinated debentures referred to in Section 4.05(e) or as set forth in the Waypoint Disclosure Schedule, bankers acceptances and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Sovereign or any Sovereign Subsidiary; (vi) any contract (other than this Agreement) limiting the freedom of Waypoint or any Waypoint Subsidiary to engage in any type of banking or bank-related business permissible under law; or (vii) any contractual or other agreements which give any director, officer or employee of Waypoint or any Waypoint Subsidiary the right to terminate such agreement prior to 90 days after the Effective Date.

                           (b) True and correct copies of agreements, plans,
arrangements and instruments referred to in Section 2.08(a) have been made available to Sovereign on or before the date hereof, are listed on the Waypoint Disclosure Schedule and are in full force and effect on the date hereof and neither Waypoint nor any Waypoint Subsidiary (nor, to the knowledge of Waypoint, any other party to any such contract, plan, arrangement or instrument) has breached any provision of, or is in default in any respect under any term of, any such contract, plan, arrangement or instrument. Except as described in this Agreement or as set forth in the Waypoint Disclosure Schedule, (i) no party to any material contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the transactions contemplated by this Agreement,
(ii) none of the employees (including officers) of Waypoint or any Waypoint Subsidiary, possess the contractual right to terminate their employment as a result of the execution of this Agreement or upon completion of the Merger on the Effective Date, and each contract with any director, officer and employee is listed on the Waypoint Disclosure Schedule and such Schedule contains a true and correct summary of (A) severance and other benefits, if any, such individual would be entitled to receive upon termination of their employment for other than cause and (B) the provisions of any covenant not to compete, covenant not to solicit customers and covenant not to solicit employees (if any), (iii) no plan, employment agreement, termination agreement, or similar agreement or arrangement to which Waypoint or any Waypoint Subsidiary is a party or under which Waypoint or any Waypoint Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder, and (iv) no such agreement, plan or arrangement (A) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of Waypoint or any Waypoint Subsidiary absent the occurrence of a subsequent event;
(B) provides for benefits which may cause the disallowance of a federal income tax deduction under IRC Section 280G; or (C) requires Waypoint or any Waypoint Subsidiary to provide a benefit in the form of Waypoint Common Stock or determined by reference to the value of Waypoint Common Stock.

                  Section 2.09 Ownership of Property; Insurance Coverage.

                           (a) Waypoint and the Waypoint Subsidiaries have, or
will have as to property acquired after the date hereof, good and, as to real property, marketable title to all assets and properties owned by Waypoint or any Waypoint Subsidiary in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Waypoint Regulatory Reports and in the Waypoint Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) statutory liens for amounts not yet delinquent or which are being contested in good faith, (ii) items permitted under Article IV of this Agreement, (iii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iv) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (v) as reflected on the consolidated statement of financial condition of Waypoint as of September 30, 2003 included in Waypoint's Securities Documents.

Waypoint and the Waypoint Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by Waypoint and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in the Notes to the Waypoint Financials.

                           (b) With respect to all agreements pursuant to which
Waypoint or any Waypoint Subsidiary has purchased securities subject to an agreement to resell, if any, Waypoint or such Waypoint Subsidiary, as the case may be, has a valid, perfected first lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

                           (c) Waypoint and the Waypoint Subsidiaries currently
maintain insurance considered by Waypoint to be reasonably prudent for their respective operations in accordance with industry practice. Neither Waypoint nor any Waypoint Subsidiary has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except with regard to ordinary course claims under Waypoint's medical insurance plans, and except as disclosed in the Waypoint Disclosure Schedule, there are presently no material claims pending under such policies of insurance and no notices have been given by Waypoint or Waypoint Bank under such policies during the past two (2) years with respect to any potential material claims. All such insurance is valid and enforceable and in full force and effect, and within the last three years Waypoint, Waypoint Bank and each Waypoint Subsidiary has received each type of insurance coverage for which they have applied and during such periods have not been denied indemnification for any claims submitted under any of their insurance policies.

                  Section 2.10 Legal Proceedings. Except as set forth in the Waypoint Disclosure Schedule, neither Waypoint nor any Waypoint Subsidiary is a party to any, and there are no pending or, to the best of Waypoint's knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (a) against Waypoint or any Waypoint Subsidiary or (b) to which Waypoint or any Waypoint Subsidiary's assets are or may be subject, (c) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (d) which could adversely affect the ability of Waypoint to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (a) or (b) which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on Waypoint.

                  Section 2.11 Compliance With Applicable Law.

                           (a) Except as disclosed in the Waypoint Disclosure
Schedule, Waypoint and Waypoint Subsidiaries and their employees hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of the businesses of Waypoint and Waypoint Subsidiaries under, and have complied in all respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them.

                           (b) Except as disclosed on the Waypoint Disclosure
Schedule, (i) Waypoint and each Waypoint Subsidiary is in substantial compliance with all of the statutes, regulations or ordinances which each Regulatory Authority applicable to them enforces; (ii) since December 31, 2001, no Regulatory Authority has threatened to revoke any license, franchise, permit or governmental authorization which is material to Waypoint or any Waypoint Subsidiary or required or threatened to require Waypoint or any Waypoint Subsidiary to enter into a cease and desist order or memorandum of understanding with it; (iii) since December 31, 2001, no Regulatory Authority has restricted or limited the operations of Waypoint or any Waypoint Subsidiary, including without limitation any restriction on the payment of dividends (any such memorandum or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"); and (iv) there is, at present, no Regulatory Agreement threatened, outstanding or in effect. Neither Waypoint nor any Waypoint Subsidiary has consented to or entered into any Regulatory Agreement. Waypoint received a rating of at least "Satisfactory" in connection with its last CRA examination.

                  Section 2.12 ERISA. Waypoint has previously delivered or made available to Sovereign true and complete copies of all employee pension benefit plans within the meaning of ERISA Section 3(2), including profit sharing plans, defined benefit pension plans, employee stock ownership plans, employee stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, employment agreements, annual executive and administrative incentive plans or long term incentive plans, severance plans, policies and agreements, group insurance plans, and all employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans) and all other employee benefit plans, policies, programs, agreements and arrangements, all of which are set forth in the Waypoint Disclosure Schedule, sponsored or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of Waypoint or any Waypoint Subsidiary, together with (a) the most recent actuarial and valuation reports (if any) and financial reports relating to those plans which constitute "qualified plans" under IRC Section 401(a), or which are self-insured or self-funded employee benefit plans within the meaning of ERISA Section 3(3), (b) the most recent annual reports relating to such plans filed by them, respectively, with any government agency, and (c) all rulings (other than determination letters and including any voluntary compliance filing or self-correction actions) and the most recent determination letters and any pending request for a determination letter pertaining to any such plans. Neither Waypoint, any Waypoint Subsidiary, nor any employee benefit pension plan (as defined in ERISA Section 3(2)) maintained by Waypoint or any Waypoint Subsidiary, has incurred, directly or indirectly, within the past six
(6) years any liability under Title IV of ERISA (including to the Pension Benefit Guaranty Corporation) or to the IRS with respect to any employee benefit pension plan qualified under IRC Section 401(a) which liability has resulted in or will result in a Material Adverse Effect with respect to Waypoint, except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA
Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043 occurred with respect to any such pension plan which would result in a Material Adverse Effect. Except as set forth in the Waypoint Disclosure Schedule, to the knowledge of Waypoint, with respect to each of such plans that is subject to Title IV of ERISA, the present value of the accrued benefits under such plans, calculated on a plan termination basis (using appropriate or required annuity purchase rates and lump-sum distribution assumptions), based on the plan's most recent valuation date and determined as of such date, did not exceed the then current value of the assets of such plan allocable to such accrued benefits. To the knowledge of Waypoint, after appropriate inquiry, neither Waypoint nor any Waypoint Subsidiary has incurred or is subject to any liability under ERISA Section 4201 for a complete or partial withdrawal from a multiemployer plan. To the knowledge of Waypoint, all "employee benefit plans," as defined in ERISA Section 3(3), comply and within the past six (6) years have complied in all material respects with (i) relevant provisions of ERISA and (ii) in the case of plans intended to qualify for favorable income tax treatment, provisions of the IRC relevant to such treatment. Except as set forth in the Waypoint Disclosure Schedule, to the knowledge of Waypoint, after appropriate inquiry, no prohibited transaction (which shall mean any transaction prohibited by ERISA Section 406 and not exempt under ERISA Section 408 or any transaction prohibited under IRC Section 975) has occurred within the past six (6) years with respect to any employee benefit plan maintained by Waypoint or any Waypoint Subsidiary which would result in the imposition, directly or indirectly, of an excise tax under IRC Section 4975 or other penalty under ERISA or the IRC, which, individually or in the aggregate, has resulted in or will result in a Material Adverse Effect with respect to Waypoint. Waypoint and the Waypoint Subsidiaries provide continuation coverage under group health plans for separating employees and "qualified beneficiaries" in compliance with the provisions of IRC Section 4980B(f). Such group health plans are in material compliance with Section 1862(b)(1) of the Social Security Act and the applicable provisions of the Health Insurance Portability and Accountability Act of 1996, as amended.

                  Section 2.13 Brokers, Finders and Financial Advisors; Fairness Opinion. Except for Waypoint's engagement of Ryan, Beck & Co. LLC ("Ryan Beck") in connection with transactions contemplated by this Agreement, or as otherwise set forth on the Waypoint Disclosure Schedule, neither Waypoint nor any Waypoint Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement or in connection with any transaction other than the Merger, or, except for its commitments disclosed in Waypoint Disclosure Schedule, incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement or in connection with any transaction other than the Merger, which has not been reflected in the Waypoint Financials. The engagement letter between Waypoint and Ryan Beck relating to Ryan Beck's engagement as Waypoint's financial advisor in connection with the transactions contemplated by this Agreement has been made available to Sovereign. Ryan Beck has provided Waypoint with its opinion to the effect that, as of the date of approval of this Agreement by the Board of Directors of Waypoint, the Exchange Ratio is fair to shareholders of Waypoint from a financial point of view.

                  Section 2.14 Environmental Matters. Except as set forth on the Waypoint Disclosure Schedule, neither Waypoint nor any Waypoint Subsidiary, nor any properties operated by Waypoint or any Waypoint Subsidiary during Waypoint's use or ownership has been or is in violation of or liable under any Environmental Law. There are no actions, suits or proceedings, or demands, claims, notices or, to the knowledge of Waypoint, investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of Waypoint, overtly threatened, relating to the liability of any property owned or operated by Waypoint or any Waypoint Subsidiary under any Environmental Law. Waypoint has previously made available to Sovereign copies of any and all environmental reports, studies, assessments and information regarding underground storage tanks relating to the environmental condition of any property owned or operated by Waypoint or any of its Subsidiaries. Except as disclosed in the Waypoint Disclosure Schedules Waypoint has no knowledge of: (a) the presence of lead paint or asbestos or asbestos containing materials in any structures on its owned or leased properties; (b) any federal or state superfund or similar listing for any disposal sites to which the waste of Waypoint has been transported; and (c) any environmental liens on its owned or leased properties.

                  Section 2.15 Allowance for Losses. The allowance for loan losses reflected, and to be reflected, in the Waypoint Regulatory Reports each has been, and will be, established in compliance with the requirements of all applicable regulatory criteria, and the allowance for loan losses shown, and to be shown, on the balance sheets contained in the Waypoint Financials have been, and will be, established in compliance with the applicable requirements of GAAP.

                  Section 2.16 Information to be Supplied. The information to be supplied by Waypoint and Waypoint Bank for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) and each amendment or supplement thereto, if any, and/or any information Waypoint filed with the SEC under the Exchange Act which is incorporated by reference into the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act and as of the date the Prospectus/Proxy Statement is mailed to shareholders of Waypoint and up to and including the date of the meeting of shareholders of Waypoint to which such Prospectus/Proxy Statement relates, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by Waypoint for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority and up to and including the date of the attainment of any required regulatory approvals or consents, be accurate in all material respects.

                  Section 2.17 Securities Documents. The Securities Documents filed or to be filed by Waypoint under the Exchange Act at any time since December 31, 2002 complied, at the time filed with the SEC, in all respects, with the Exchange Act and all applicable rules and regulations of the SEC.

                  Section 2.18 Related Party Transactions. Except as disclosed in the Securities Documents filed by Waypoint, in the footnotes to the Waypoint Financials, or in the Waypoint Disclosure Schedule, Waypoint is not a party to any transaction (including any loan or other credit accommodation, but excluding deposits in the ordinary course of business) with any Affiliate of Waypoint (except a Waypoint Subsidiary). All such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other risks or unfavorable features. No loan or credit accommodation to any Affiliate of Waypoint is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither Waypoint nor Waypoint Bank has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by a Waypoint Bank is inappropriate.

                  Section 2.19 Loans. Each loan reflected as an asset in the Waypoint Financial Statements (a) was originated, underwritten, approved, documented and periodically approved in all material respects in accordance with prudent lending standards generally accepted in the banking business and, to the knowledge of Waypoint, after appropriate inquiry, except as disclosed on the Waypoint Disclosure Schedule, did not deviate in any material respect from Waypoint's policies and procedures currently in effect, and (b) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to the affecting creditors' rights or by general equity principles or FDIA Limitations).

                  Section 2.20 Takeover Laws. Assuming the accuracy of the representation and warranty of Sovereign set forth in Section 3.18, Waypoint has taken all action required to be taken by it in order to exempt this Agreement, the Bank Plan of Merger and the Option Agreement and the transactions contemplated hereby and thereby from, and this Agreement, the Bank Plan of Merger and the Option Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any "moratorium," "control share," "fair price," "affiliate transaction," "business combination," or other antitakeover laws and regulations of any jurisdiction (collectively, the "Takeover Laws"), including, without limitation, the Commonwealth of Pennsylvania.

                  Section 2.21 Labor and Employment Matters. To the knowledge of Waypoint, neither Waypoint nor any Waypoint Subsidiary, nor any facilities owned or operated by Waypoint or any Waypoint Subsidiary has been or is in violation of or is liable under any Labor and Employment Law, which violation or liability, individually or in the aggregate, resulted in, or will result in, a Material Adverse Effect with respect to Waypoint. Except as disclosed in the Waypoint Disclosure Schedule, there are no legal, administrative, arbitration or other proceedings, demands, claims, notices, audits or, to the knowledge of Waypoint, investigations (including without limitation notices, demand letters or requests for information from any federal, state or local commission, agency or board) instituted or pending, or to the knowledge of Waypoint threatened, relating to the liability of Waypoint or any Waypoint Subsidiary under any Labor and Employment Law.

                  Section 2.22 Risk Management Instruments. Neither Waypoint nor any of the Waypoint Subsidiaries is a party or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivatives contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that (a) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (b) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking principles and regulatory guidance. All of such Derivatives Contracts or other instruments, are legal, valid and binding obligations of Waypoint or any of the Waypoint Subsidiaries enforceable in accordance with their terms (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally), and are in full force and effect. Waypoint and the Waypoint Subsidiaries have duly performed in all respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and, to Waypoint's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which would have or would reasonably be expected to have a Material Adverse Effect on Waypoint.

                  Section 2.23 Community Reinvestment Act, Anti-Money Laundering and Customer Information Security. Except as set forth in the Waypoint Disclosure Schedules, neither Waypoint nor Waypoint Bank is aware of, has been advised of, or has reason to believe that any facts or circumstances exist, which would cause Waypoint Bank (a) to be deemed not to be in satisfactory compliance in any material respect with the Community Reinvestment Act, and the regulations promulgated thereunder, or to be assigned a rating for Community Reinvestment Act purposes by federal or state bank regulators of lower than "satisfactory," or (b) to be deemed to be operating in violation in any respect of the federal Bank Secrecy Act, as amended, and its implementing regulations (31 C.F.R. Part 103), the USA Patriot Act of 2001, Public Law 107-56 (the "USA Patriot Act"), and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury's Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation, or (c) to be deemed not to be in satisfactory compliance in any respect with the applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder, as well as the provisions of the information security program adopted by Waypoint Bank pursuant to 12 C.F.R. Part
364. Except as set forth in the Waypoint Disclosure Schedule, the board of directors of Waypoint Bank has adopted and implemented an anti-money laundering program that contains adequate and appropriate customer identification certification procedures that has not been deemed ineffective in any material respects by any Regulatory Authority and that meets the requirements in all material respects of Section 352 of the USA Patriot Act and the regulations thereunder.

                  Section 2.24 Credit Card Accounts. Except as set forth on the Waypoint Disclosure Schedules, neither Waypoint nor any Waypoint Subsidiary originates, maintains or administers credit card accounts.

                  Section 2.25 Merchant Processing. Except as set forth on the Waypoint Disclosure Schedule, neither Waypoint nor any Waypoint Subsidiary provides, or has provided, merchant credit card processing services to any merchants.

                  Section 2.26 Agreements with Regulatory Authorities. Except as set forth on the Waypoint Disclosure Schedule, neither Waypoint nor any Waypoint Subsidiary is subject to any presently pending cease-and-desist or other order or enforcement action issued by or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2003, a recipient of any supervisory letter from, or since January 1, 2003, has adopted any policies, procedures or board resolutions at the request of suggestion of any Regulatory Authority or other governmental entity that currently restricts in any material respect the conduct of its business or that in any manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business, other than those of general application that apply to similarly situated financial holding companies or their subsidiaries (each item in this sentence, whether or not set forth in the Waypoint Disclosure Schedule, a "Waypoint Regulatory Agreement"), nor has Waypoint or any of its Subsidiaries been advised since January 1, 2003 by any Regulatory Authority or other governmental entity that it is considering issuing, initiating, ordering, or requesting any such Waypoint Regulatory Agreement.

                  Section 2.27 Regulatory Capital. Waypoint and Waypoint Bank meet or exceed all applicable regulatory capital requirements, and Waypoint Bank is deemed "well capitalized" under such regulatory requirements.

                  Section 2.28 Quality of Representations. The representations made by Waypoint in this Agreement are true, correct and complete in all material respects and do not omit statements necessary to make the representations not misleading under the circumstances.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF SOVEREIGN

                  Sovereign hereby represents and warrants to Waypoint that, except as set forth in the Sovereign Disclosure Schedule delivered by Sovereign to Waypoint on or prior to the date hereof:

                  Section 3.01 Organization.

                           (a) Sovereign is a corporation duly organized,
validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Sovereign is a savings and loan holding company duly registered under the HOLA. Sovereign has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. Each Sovereign Subsidiary is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and each possesses full corporate power and authority to carry on its respective business and to own, lease and operate its properties as presently conducted. Neither Sovereign nor any Sovereign Subsidiary is required by the conduct of its business or the ownership or leasing of its assets to qualify to do business as a foreign corporation in any jurisdiction other than the Commonwealth of Pennsylvania and the states of Delaware, New Jersey, Massachusetts, Connecticut, Rhode Island, and New Hampshire.

                           (b) Sovereign Bank is a federal savings bank, duly
organized and validly existing under the laws of the United States of America. Sovereign Bank has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it.

                           (c) The deposits of Sovereign Bank are insured by the
FDIC to the extent provided in the FDIA.

                           (d) The respective minute books of Sovereign and
Sovereign Bank accurately reflect all material corporate action of their respective shareholders and boards of directors (including committees) through the date of this Agreement.

                           (e) Prior to the execution of this Agreement,
Sovereign has made available to Waypoint true and correct copies of the articles of incorporation and the bylaws of Sovereign and Sovereign Bank, respectively, as in effect on the date hereof.

                  Section 3.02 Capital Structure.

                           (a) The authorized capital stock of Sovereign
consists of (a) 400,000,000 shares of common stock, no par value ("Sovereign Common Stock"), of which, at the date of this Agreement, 1,184,570 shares were issued and held by Sovereign as treasury stock and 306,422,547 shares are outstanding, validly issued, fully paid and nonassessable, and (b) 7,500,000 shares of preferred stock, no par value, of which, at the date of this Agreement, no shares are issued or outstanding. No shares of Sovereign Common Stock were issued in violation of any preemptive rights. Sovereign has no Rights authorized, issued or outstanding, other than (i) the Sovereign Stock Purchase Rights, (ii) options or other rights to acquire shares of Sovereign Common Stock authorized under Sovereign's stock option plans, non-employee directors compensation plan, employee stock ownership plan, employee stock purchase plan, and dividend reinvestment and stock purchase plan, and other employee benefit and stock based benefit plans, (iii) securities issued by Sovereign Capital Trust I, (iv) securities issued by Sovereign Capital Trust III, (v) securities issued by Sovereign Capital Trust IV, (vi) the deemed rights to acquire Sovereign Common Stock possessed by the holders of the common stock of Seacoast Financial Services Corporation under the Agreement and Plan of Merger, dated as of January 26, 2004, between Sovereign and Seacoast Financial Services Corporation.

                           (b) To the best of Sovereign's knowledge, except as
disclosed in Sovereign's proxy statement dated March 21, 2003, in any subsequent
Schedule 13D or 13G filed with the SEC, or in the Sovereign Disclosure Schedules no person or "group" (as that term is used in Section 13(d)(3) of the Exchange
Act) is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of Sovereign Common Stock.

                           (c) Except as disclosed in the Sovereign Disclosure
Schedule, Sovereign owns all of the capital stock of Sovereign Bank, free and clear of any lien, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature and either Sovereign or Sovereign Bank owns all of its shares of capital stock of each other Sovereign Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature. Except for the Sovereign Subsidiaries, Sovereign does not possess, directly or indirectly, any equity interest in any corporation, except for equity interests held in the investment portfolios of Sovereign Subsidiaries, equity interests held by Sovereign Subsidiaries in a fiduciary capacity, and equity interests held in connection with the commercial loan activities of Sovereign Subsidiaries.

                  Section 3.03 Authority; No Violation.

                           (a) Sovereign has requisite corporate power and
authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby subject to (i) receipt of all necessary approvals of Governmental Authorities, and (ii) the approval of Sovereign's shareholders of a proposed amendment to Sovereign's articles of incorporation to increase the number of authorized shares of Sovereign Common Stock. Sovereign Bank has requisite corporate power and authority to execute and deliver the Bank Plan of Merger and to consummate the Bank Merger subject to receipt of all necessary approvals of Governmental Authorities. The execution and delivery of this Agreement by Sovereign and the completion by Sovereign of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Sovereign, and except for shareholder approval of the amendment to its articles of incorporation referred to above, no other corporate proceedings on the part of Sovereign are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Sovereign and, except for the required approvals of Regulatory Authorities described in Section 3.04 hereof, and except for shareholder approval of the amendment to its articles of incorporation referred to above, constitutes the valid and binding obligation of Sovereign, enforceable against Sovereign in accordance with its terms, (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles or FDIA Limitations). The Bank Plan of Merger, upon its execution and delivery by Sovereign Bank, will constitute the valid and binding obligation of Sovereign Bank, enforceable against Sovereign Bank in accordance with its terms, subject to applicable conservatorship and receivership provisions of the FDIA, or insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

                           (b) None of (i) The execution and delivery of this
Agreement by Sovereign, (ii) the execution and delivery of the Bank Plan of Merger by Sovereign Bank, (iii) subject to receipt of approval from Sovereign's shareholders of the amendment to its articles of incorporation to increase the number of authorized shares of Sovereign Common Stock and the receipt of approvals from the Regulatory Authorities referred to in Section 3.04 hereof and Waypoint's and Sovereign's compliance with any conditions contained therein (including the expiration of related waiting periods), the completion of the transactions contemplated hereby, and (iv) compliance by Sovereign or Sovereign Bank with any of the terms or provisions of this Agreement or of the Bank Plan of Merger will (A) conflict with, or result in a breach of, any provision of the articles of incorporation or bylaws of Sovereign or any other Sovereign Subsidiary or the charter and bylaws of Sovereign Bank; (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Sovereign or any other Sovereign Subsidiary or any of their respective properties or assets; or (C) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Sovereign or Sovereign Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Sovereign or Sovereign Bank is a party, or by which they or any of their respective properties or assets may be subject.

                  Section 3.04 Consents. Except for consents, approvals, filings and registrations from or with the OTS, the SEC, and state "blue sky" authorities, and compliance with any conditions contained therein, no consents or approvals or waivers of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties other than Sovereign or its Affiliates are necessary, or will be, in connection with
(a) the execution and delivery of this Agreement by Sovereign or the Bank Plan of Merger by Sovereign

Bank, and (b) the completion by Sovereign of the transactions contemplated hereby or by Sovereign Bank of the Bank Merger. Sovereign has no reason to believe that the consents and approvals set forth above will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact the ability of Sovereign or Sovereign Bank to complete the transactions contemplated by this Agreement.

                  Section 3.05 Financial Statements.

                           (a) Sovereign has previously made available, or will
make available, to Waypoint, the Sovereign Regulatory Reports available to Waypoint for inspection. The Sovereign Regulatory Reports have been, or will be, prepared in all respects in accordance with applicable regulatory accounting principles and practices, including, but not limited to, all applicable rules, regulations and pronouncements of applicable Regulatory Authorities, throughout the periods covered by such statements, and fairly present, or will fairly present in all respects, the financial position, results of operations, and changes in shareholders' equity of Sovereign as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles, including, but not limited to, all applicable rules, regulations and pronouncements of applicable Regulatory Authorities, applied on a consistent basis.

                           (b) Sovereign has previously made available, or will
make available, to Waypoint the Sovereign Financials. The Sovereign Financials have been, or will be, prepared in accordance with GAAP applied on a consistent basis throughout the periods covered by the Sovereign Financials, except as noted therein and fairly present, or will fairly present, the consolidated financial position, results of operations and cash flows of Sovereign as of and for the periods ending on the dates thereof, in accordance with GAAP applied on a consistent basis throughout the periods covered by the Sovereign Financials, except as noted therein.

                           (c) At the date of each balance sheet included in the
Sovereign Financials or Sovereign Regulatory Reports, neither Sovereign nor Sovereign Bank has any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Sovereign Financials or Sovereign Regulatory Reports or in the footnotes thereto which are not appropriately reflected or reserved against therein or appropriately disclosed in a footnote thereto, except for liabilities, obligations or loss contingencies which are not material in the aggregate and which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations or loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal recurring audit adjustments and the absence of footnotes.

                  Section 3.06 Taxes. Sovereign and the Sovereign Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a). Sovereign has duly filed, and will file, all federal, state and local tax returns required to be filed by or with respect to Sovereign and all Sovereign Subsidiaries on or prior to the Closing Date (taking into account any extensions of time within which to file which have not expired) (all such returns being or will be true and complete in all respects) and has duly paid or will pay, or made or will make, provisions and related balance sheet accruals (if required) for the payment of all federal, state and local taxes which have been incurred by or are due or claimed to be due from Sovereign and any Sovereign Subsidiary by any taxing authority or pursuant to any tax sharing agreement or arrangement (written or oral) on or prior to the Closing Date other than taxes which (a) are not delinquent or (b) are being contested in good faith.

                  Section 3.07 No Material Adverse Effect. Sovereign has not suffered any Material Adverse Effect since September 30, 2003.

                  Section 3.08 Ownership of Property; Insurance Coverage.

                           (a) Sovereign and the Sovereign Subsidiaries have
good and, as to real property, marketable title to all assets and properties owned by Sovereign or any of its Subsidiaries in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Sovereign Financials and in the Sovereign Regulatory Reports or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities for borrowed money and that are described in the Sovereign Disclosure Schedule, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iv) such imperfections of title, easements and encumbrances , if any, as are not material in character, amount or extent and (v) as reflected on the consolidated statement of financial condition of Sovereign as of September 30, 2003 included in Sovereign's Securities Documents . Sovereign and the Sovereign Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by Sovereign and its Subsidiaries in the conduct of their businesses to occupy and use all such properties as presently occupied and used by each of them.

                           (b) Sovereign and the Sovereign Subsidiaries
currently maintain insurance in amounts considered by Sovereign to be reasonably prudent for their respective operations in accordance with industry practice. Neither Sovereign nor any Sovereign Subsidiary has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such insurance (except with respect to directors and officers liability insurance and employment law liability insurance) will be substantially increased. All such insurance is in full force and effect.

                  Section 3.09 Legal Proceedings. Neither Sovereign nor any Sovereign Subsidiary is a party to any, and there are no pending or, to the best of Sovereign's knowledge, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations or inquiries of any nature (a) against Sovereign or any Sovereign Subsidiary, or (b) which could adversely affect the ability of Sovereign to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (a) or (b) which, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on Sovereign.

                  Section 3.10 Compliance With Applicable Law.

                           (a) Sovereign and the Sovereign Subsidiaries and
their employees hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of the businesses of Sovereign and Sovereign Subsidiaries as presently conducted under, and have complied in all respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them.

                           (b) Except as disclosed on the Sovereign Disclosure
Schedule, (i) Sovereign and each Sovereign Subsidiary is in substantial compliance with all of the statutes, regulations or ordinances which each Regulatory Authority applicable to them enforces; (ii) since December 31, 2001, no Regulatory Authority has threatened to revoke any license, franchise, permit or governmental authorization which is material to Sovereign or any Sovereign Subsidiary or required or threatened to require Sovereign or any Sovereign Subsidiary to enter into a cease and desist order or memorandum of understanding with it and (iii) since December 31, 2001, no Regulatory authority has restricted or limited the operations of Sovereign or any Sovereign Subsidiary, including without limitation any restriction on the payment of dividends (any such memorandum or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither Sovereign nor any Sovereign Subsidiary is a party to any Regulatory Agreement. Sovereign received a rating of at least "Satisfactory" in connection with its last CRA examination.

                  Section 3.11 Information to be Supplied. The information to be supplied by Sovereign for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) and each amendment or supplement thereto, if any information Sovereign filed with the SEC under the Exchange Act which is incorporated by reference into the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act and as of the date the Prospectus/Proxy Statement is mailed to shareholders of Waypoint and up to and including the date of the meeting of shareholders of Waypoint to which such Prospectus/Proxy Statement relates, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by Sovereign for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority and up to and including the date(s) of the obtainment of any required regulatory approvals or consents, be accurate in all aspects.

                  Section 3.12 ERISA. Sovereign has previously made available to Waypoint true and complete copies of the employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, employee stock ownership plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, annual incentive plans, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans), and all other employee benefit plans, policies, programs, agreements and arrangements, all of which are set forth on the Sovereign Disclosure Schedule, sponsored or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of Sovereign or any Sovereign Subsidiary, together with (a) the most recent actuarial (if any) and financial reports relating to those plans which constitute "qualified plans" under IRC Section 401(a), (b) the most recent annual reports relating to such plans filed by them, respectively, with any government agency, and (c) all rulings and determination letters which pertain to any such plans. Neither Sovereign, any Sovereign Subsidiary, nor any pension plan maintained by Sovereign or any Sovereign Subsidiary, has incurred, directly or indirectly, within the past six (6) years any liability under Title IV of ERISA (including to the Pension Benefit Guaranty Corporation) or to the IRS with respect to any pension plan qualified under IRC Section 401(a) which liability has resulted in or will result in a Material Adverse Effect with respect to Sovereign, except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA
Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043 occurred with respect to any such pension plan which would result in a Material Adverse Effect. To the knowledge of Sovereign, after appropriate inquiry, with respect to each of such plans that is subject to Title IV of ERISA, the present value of the accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the plan's most recent actuarial report did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such accrued benefits. To the knowledge of Sovereign, after appropriate inquiry, neither Sovereign nor any Sovereign Subsidiary has incurred or is subject to any liability under ERISA Section 4201 for a complete or partial withdrawal from a multiemployer plan. To the knowledge of Sovereign, after appropriate inquiry, all "employee benefit plans," as defined in ERISA Section 3(3), comply and within the past six (6) years have complied in all material respects with (i) relevant provisions of ERISA, and (ii) in the case of plans intended to qualify for favorable income tax treatment, provisions of the IRC relevant to such treatment. To the knowledge of Sovereign, after appropriate inquiry, no prohibited transaction (which shall mean any transaction prohibited by ERISA
Section 406 and not exempt under ERISA Section 408 or any transaction prohibited under IRC Section 4975) has occurred within the past six (6) years with respect to any employee benefit plan maintained by Sovereign or any Sovereign Subsidiary that would result in the imposition, directly or indirectly, of an excise tax under IRC Section 4975 or other penalty under ERISA or the IRC, which individually or in the aggregate, has resulted in or will result in a Material Adverse Effect with respect to Sovereign. Sovereign and the Sovereign Subsidiaries provide continuation coverage under group health plans for separating employees and "qualified beneficiaries" in accordance with the provisions of IRC Section 4980B(f). Such group health plans are in compliance with Section 1862(b)(1) of the Social Security Act and the applicable provisions of the Health Insurance Portability and Accountability Act of 1996, as amended.

                  Section 3.13 Securities Documents. The Securities Documents filed or to be filed by Sovereign under the Exchange Act at any time since December 31, 2002 complied, at the time filed with the SEC, in all respects, with the Exchange Act and the applicable rules and regulations of the SEC.

                  Section 3.14 Environmental Matters. To the knowledge of Sovereign, neither Sovereign nor any Sovereign Subsidiary, nor any properties operated by Sovereign or any Sovereign Subsidiary during Sovereign's use or ownership has been or is in violation of or liable under any Environmental Law that would have a Material Adverse Effect on Sovereign. There are no actions, suits or proceedings, or demands, claims, notices or, to the knowledge of Sovereign, investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of Sovereign, overtly threatened, relating to the liability of any property owned or operated by Sovereign or any Sovereign Subsidiary under any Environmental Law that would have a Material Adverse Effect on Sovereign.

                  Section 3.15 Allowance for Loan Losses. The allowance for loan losses reflected, and to be reflected, in the Sovereign Regulatory Reports each has been, and will be, established in accordance with the requirements of all applicable regulatory criteria, and the allowance for loan losses, shown, and to be shown, on the balance sheets contained in the Sovereign Financials have been, and will be, established in compliance with the applicable requirements of GAAP.

                  Section 3.16 Loans. Each loan reflected as an asset in the Sovereign Financial Statements (a) is evidenced in all respects in accordance with customary lending standards in the ordinary course of business, and (b) to the knowledge of Sovereign, is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles or the FDIA Limitations).

                  Section 3.17 Continuity of Business Enterprise. It is the present intent of Sovereign that, following the Merger, Sovereign will continue the historic business of Waypoint or use a significant portion of Waypoint's historic business assets in a business, in each case within the meaning of Treasury Reg. Section 1.368-1(d).

                  Section 3.18 No Waypoint Capital Stock. Except as set forth in the Sovereign Disclosure Schedule, neither Sovereign nor any Sovereign Subsidiary beneficially owns, directly or indirectly, any shares of Waypoint Common Stock, or any options, warrants or other rights to acquire any Waypoint Common Stock, except pursuant to the Merger as contemplated in this Agreement.

                  Section 3.19 Regulatory Capital. Sovereign and Sovereign Bank meet or exceed all applicable regulatory capital requirements, and Sovereign Bank is deemed "well capitalized" under such regulatory requirements.

                  Section 3.20 Agreements with Regulatory Authorities. Neither Sovereign nor any Sovereign Subsidiary is subject to any cease-and-desist or other order or enforcement action issued by or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2003, a recipient of any supervisory letter from, or sine January 1, 2003, has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Authority or other governmental entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business, other than those of general application that apply to similarly situated financial holding companies or their subsidiaries (each item in this sentence, whether or not set forth in the Sovereign Disclosure Schedule, a "Sovereign Regulatory Agreement"), nor has Sovereign or any of its Subsidiaries been advised since January 1, 2003 by any Regulatory Authority or other governmental entity that it is considering issuing, initiating, ordering, or requesting any such Sovereign Regulatory Agreement.

                  Section 3.21 Community Reinvestment Act, Anti-Money Laundering and Customer Information Security. Except as set forth in the Sovereign Disclosure Schedule, neither Sovereign nor Sovereign Bank is aware of, has been advised of, or has reason to believe that any facts or circumstances exist, which would cause Sovereign Bank (a) to be deemed not to be in satisfactory compliance in any respect with the Community Reinvestment Act, and the regulations promulgated thereunder, or to be assigned a rating for Community Reinvestment Act purposes by federal or state bank regulators of lower than "satisfactory," or (b) to be deemed to be operating in violation in any respect of the USA Patriot Act, and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury's Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation, or (c) to be deemed not to be in satisfactory compliance in any material respect with the applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder, as well as the provisions of the information security program adopted by Sovereign Bank pursuant to 12 C.F.R. Part 364. Furthermore, the board of directors of Sovereign Bank has adopted and implemented an anti-money laundering program that contains adequate and appropriate customer identification certification procedures that has not been deemed ineffective in any material respects by any Regulatory Authority and that meets the requirements in all material respects of Section 352 of the USA Patriot Act and the regulations thereunder.

                  Section 3.22 No Brokers. No action has been taken by Sovereign or its Subsidiaries that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or similar payment with respect to the transactions contemplated hereby.

                  Section 3.23 Tax Matters. As of the date hereof, Sovereign does not have any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of
Section 368(a) of the IRC.

                  Section 3.24 Quality of Representations. The representations made by Sovereign in this Agreement are true, correct and complete in all material respects and do not omit statements necessary to make the representations not misleading under the circumstances.

                                   ARTICLE IV
                            COVENANTS OF THE PARTIES

                  Section 4.01 Conduct of Waypoint's Business.

                           (a) From the date of this Agreement to the Closing
Date, Waypoint and each Waypoint Subsidiary will conduct its business and engage in transactions, including extensions of credit, only in the ordinary course and consistent with past practice and policies, except as otherwise permitted or required by this Agreement or consented to in writing by Sovereign. Waypoint will use its reasonable good faith efforts, and will cause Waypoint Bank to use its reasonable good faith efforts, to (i) preserve its business organizations intact, (ii) maintain good relationships with employees, (iii) preserve for itself the goodwill of customers of Waypoint and Waypoint Subsidiaries and others with whom business relationships exist. From the date hereof to the Effective Time, except as expressly contemplated by this Agreement or disclosed in the Waypoint Disclosure Schedule or otherwise consented to or approved by Sovereign through a representative designated in writing by Sovereign, Waypoint will not, and Waypoint will not permit any Waypoint Subsidiary to:

                               (i) amend or change any provision of its articles of incorporation, charter, or bylaws;

                               (ii) change the number of authorized or issued shares of its capital stock or issue or grant any option, warrant, call, commitment, subscription, Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, except as contemplated by
         Section 4.11 of this Agreement, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock, except that (A) Waypoint may issue shares of Waypoint Common Stock upon the valid exercise of outstanding options to acquire Waypoint Common Stock under the Waypoint Stock Option Plans or pursuant to written stock option agreements set forth in the Waypoint Disclosure Schedule, in accordance with Section 4.11 of this Agreement; (B) Waypoint may grant awards of up to 10,000 shares of Waypoint Common Stock under the Waypoint Key Employee/Outside Director Recognition and Retention Plan which have heretofore been authorized but have not, at present, been granted; (C) Waypoint may issue shares of Waypoint Common Stock that may be issuable from the Waypoint Deferred Compensation Trust to participants under Waypoint's directors or officers deferred compensation plans; (D) Waypoint may pay a regular quarterly cash dividend to shareholders in an amount not to exceed its fourth quarter 2003 dividend ($0.14 per share) ("the Quarterly Per Share Dividend Amount") in the ordinary course of business consistent with past practice for each full calendar quarter during which Waypoint in consultation with Sovereign does not reasonably anticipate that the Effective Date will occur; (E) any Waypoint Subsidiary may pay dividends to Waypoint in the ordinary course of business consistent with past practice; (F) subject to applicable regulatory restrictions, if any, Waypoint Bank may pay cash dividends, in the aggregate, to Waypoint sufficient to fund any dividend or other obligation by Waypoint permitted hereunder; (G) Waypoint may issue shares of Waypoint Common Stock pursuant to the Sovereign Option; and (H) Waypoint may pay a pro rata cash dividend to Waypoint shareholders in the quarter in which Waypoint, in consultation with Sovereign reasonably anticipates that the Effective Date will occur, which pro rata dividend will not exceed, on a per share basis, an amount equal to the product of (x) the Quarterly Per Share Dividend Amount and (y) a fraction, the numerator of which is the number of days from the first day of the calendar quarter in which the Effective Date occurs to the Effective Date and the denominator of which is the total number of days in such quarter. Nothing set forth in this Section 4.01(a)(ii) or in any other Section of this Agreement shall be construed to permit Waypoint shareholders to receive two dividends either from Waypoint or from Waypoint and Sovereign in any calendar quarter or to deny or prohibit them from receiving one dividend from Waypoint or Sovereign in any calendar quarter and Waypoint shall cooperate with Sovereign to coordinate dividend payment dates and record dates in the quarter in which the Closing is reasonably anticipated to occur to achieve such results;

                               (iii) grant any severance or termination pay
         (other than pursuant to written policies or agreements of Waypoint or Waypoint Subsidiaries in effect on the date hereof and listed on the Waypoint Disclosure Schedule, as contemplated by this Agreement, or as otherwise agreed to in writing by Sovereign and Waypoint) to, or enter into any new or amend any existing employment, severance or change in control agreement with, or increase the compensation of, any employee, officer or director of Waypoint or any Waypoint Subsidiary, except for routine periodic increases, individually and in the aggregate, in accordance with past practice;

                               (iv) merge or consolidate Waypoint or any Waypoint Subsidiary with any other corporation other than Waypoint or a Waypoint Subsidiary; sell or lease all or any substantial portion of the assets or business of Waypoint or any Waypoint Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization and other than in connection with the collection of any loan or credit arrangement between any Waypoint Subsidiary and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by any Waypoint Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

                               (v) sell or otherwise dispose of the capital stock of Waypoint Bank, or sell or otherwise dispose of any asset of Waypoint or of any Waypoint Subsidiary other than in the ordinary course of business consistent with past practice; subject any asset of Waypoint or of any Waypoint Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, advances from the Federal Home Loan Bank, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except for advances from the Federal Home Loan Bank or otherwise in the ordinary course of business consistent with past practice;

                               (vi) take any action which would result in any of the representations and warranties of Waypoint set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article V hereof not being satisfied, except in each case as may be required by applicable law;

                               (vii) change any method, practice or principle of accounting, except as may be required from time to time by law or GAAP (without regard to any optional early adoption date) or any Regulatory Authority responsible for regulating Waypoint or Waypoint Bank;

                               (viii) except as set forth in the Waypoint
         Disclosure Schedule, waive, release, grant or transfer any rights of value or modify or change in any material respect any existing material agreement to which Waypoint or any Waypoint Subsidiary is a party, other than in the ordinary course of business, consistent with past practice;

                               (ix) implement any employee benefit plan within the meaning of ERISA Section 3(3) including, but not limited to, pension, retirement, profit sharing, bonus, severance, welfare benefit or similar plan or arrangement, whether qualified or unqualified, which was not in effect on the date of this Agreement, or materially amend any existing plan or arrangement except to the extent such amendments do not result in an increase in cost; provided, however, that nothing herein shall prohibit Waypoint from (A) making contributions to any employee benefit plan through the Effective Date in accordance with its terms and in the ordinary course of business, consistent with past practice; or (B) amending the provisions of any Waypoint Stock Option Plan and related agreements issued under any such Waypoint Stock Option Plan (to the extent necessary) to permit an optionholder to exercise any vested (determined as of the Effective Time) outstanding stock option for a period of at least one year from the Effective Date, but not later than the expiration date of such option.

                               (x) purchase any security for its investment portfolio not rated "AA" or higher by Standard & Poor's Corporation or "A2" or higher by Moody's Investor Services, Inc. or otherwise alter, in any material respect, the mix, maturity, credit or interest rate risk profile of its portfolio of investment securities or its portfolio of mortgage-backed securities, except in the ordinary course of business consistent with past practice;

                               (xi) make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) to any borrower or group of affiliated borrowers in excess of $5,000,000 in the aggregate, or increase, compromise, extend, renew or modify any existing loan or commitment outstanding in excess of $2,500,000 except for any commitment disclosed in the Waypoint Disclosure Schedule;

                               (xii) except as set forth in the Waypoint
         Disclosure Schedule or except in the ordinary course of business consistent with past practice, enter into, renew, extend or modify any other transaction with any Affiliate other than deposit and loan transactions in the ordinary course of business and which are in compliance with applicable laws and regulations;

                               (xiii) enter into any interest rate swap or similar commitment, agreement or arrangement except in the ordinary course of business consistent with past practice;

                               (xiv) except for the execution of this Agreement, or resulting therefrom, take any action that would give rise to a right of payment to any individual under any employment agreement;

                               (xv) other than charitable contributions contractually committed on the date hereof, make any charitable contribution prior to the Effective Date in excess of Waypoint's budgeted amount for 2004 previously submitted to Sovereign or agree to make any such contribution for any period after the Effective Date; or

                               (xvi) agree to do any of the foregoing.

                  For purposes of this Section 4.01, it shall not be considered in the ordinary course of business for Waypoint or any Waypoint Subsidiary to do any of the following: (i) make any capital expenditure exceeding $500,000 individually or in the aggregate not disclosed on Schedule 4.01 of the Waypoint Disclosure Schedule, without the prior written consent of Sovereign; (ii) make any sale, assignment, transfer, pledge, hypothecation or other disposition of any assets having a book or market value, whichever is greater, in the aggregate in excess of $1,000,000, other than sales of mortgage loans in the ordinary course of business consistent with past practice, sales of other loans in amounts not exceeding $1,000,000 in the ordinary course of business consistent with past practice, pledges of assets to secure government deposits, to exercise trust powers, sales of assets received in satisfaction of debts previously contracted in the normal course of business, issuance of loans, or transactions in the investment securities portfolio by Waypoint or a Waypoint Subsidiary or repurchase agreements made, in each case, in the ordinary course of business; or
(iii) undertake or enter any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by Waypoint or any Waypoint Subsidiary of more than $100,000 annually, or containing a material financial commitment and extending beyond 12 months from the date hereof which is not terminable by Waypoint upon sixty (60) days' notice without premium or penalty.

                  Section 4.02 Access; Confidentiality.

                           (a) From the date of this Agreement through the
Closing Date, Waypoint or Sovereign, as the case may be, shall afford to, and shall cause each Waypoint Subsidiary or Sovereign Subsidiary to afford to, the other party and its authorized agents and representatives, complete access to their respective properties, assets, books and records and personnel, during normal business hours and after reasonable notice; and the officers of Waypoint and Sovereign will furnish any person making such investigation on behalf of the other party with such financial and operating data and other information with respect to the businesses, properties, assets, books and records and personnel as the person making such investigation shall from time to time reasonably request.

                           (b) Waypoint and Sovereign each agree to conduct such
investigation and discussions hereunder in a manner so as not to interfere unreasonably with normal operations and customer and employee relationships of the other party.

                           (c) In addition to the access permitted by
subparagraph (a) above, from the date of this Agreement through the Closing Date, Waypoint shall permit employees of Sovereign reasonable access to and participation in matters relating to problem loans, loan restructurings and loan workouts, investments, derivatives, and other asset/liability activities of Waypoint and any Waypoint Subsidiary, provided that nothing contained in this subparagraph shall be construed to grant Sovereign or any Sovereign employee any final decision-making authority with respect to such matters.

                           (d) Prior to the Effective Time, Waypoint and
Sovereign shall hold in confidence all confidential information of the other party on the terms and subject to the conditions contained in the previously executed confidentiality agreements. If the transactions contemplated by this Agreement shall not be completed, Waypoint and Sovereign will continue to comply with the terms of such confidentiality agreements.

                  Section 4.03 Regulatory Matters and Consents.

                           (a) Waypoint and Sovereign shall to prepare a
registration statement on Form S-4 or other applicable form (the "Prospectus/Proxy Statement") to be filed by Sovereign with the SEC in connection with the issuance of Sovereign Common Stock in the Merger (including the proxy statements of Waypoint and Sovereign and the related prospectus and all related documents). Waypoint shall prepare and furnish such information relating to it and its directors, officers and shareholders as may be required in connection with the above referenced documents. Waypoint agrees to cooperate with Sovereign and Sovereign's counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from its financial advisor and independent auditor in connection with the Prospectus/Proxy Statement. After the execution of this Agreement, each of Waypoint and Sovereign agrees to use its reasonable best efforts to cause the Prospectus/Proxy Statement to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof. Sovereign also agrees to use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. After the Prospectus/Proxy Statement is declared effective under the Securities Act, Waypoint shall promptly mail the Prospectus/Proxy Statement to its shareholders.

                           (b) Each of Waypoint and Sovereign agrees that none
of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Prospectus/Proxy Statement shall, at the time the Prospectus/Proxy Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus/Proxy Statement and any amendment or supplement thereto shall, at the date(s) of mailing to shareholders of Waypoint and at the time of the meeting of shareholders of Waypoint to vote on the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading at the time and in light of the circumstances under which such statement is made. Each of Waypoint and Sovereign further agree that if such party shall become aware prior to the Effective Date of any information furnished by such party that would cause any of the statements in the Prospectus/Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other parties thereof and to take the necessary steps to correct the Prospectus/Proxy Statement.

                           (c) Sovereign agrees to advise Waypoint, promptly
after Sovereign receives notice thereof, of the time when the Prospectus/Proxy Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Sovereign Common Stock for offering or sale in any jurisdiction, of the initiation or, to the extent Sovereign is aware thereof, threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Prospectus/Proxy Statement or for additional information or of any comments provided to Waypoint by the SEC in regard to the Prospectus/Proxy Statement or Registration Statement. Each of Sovereign and Waypoint shall cooperate and provide the other party with a reasonable opportunity to review and comment on any amendment or supplement to the Prospectus/Proxy Statement or Registration Statement prior to the filing of such with the SEC.

                           (d) Sovereign and Waypoint and their respective
Subsidiaries shall cooperate and use their respective commercially reasonable efforts to prepare all Applications to Regulatory Authorities and make all filings for, and use their commercially reasonable efforts to obtain as promptly as practicable after the date hereof, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to complete the transactions contemplated by this Agreement.

                           (e) Waypoint will furnish Sovereign with all
information concerning Waypoint and Waypoint Subsidiaries as may be reasonably necessary or advisable in connection with the Registration Statement and any Application or filing made by or on behalf of Sovereign to any Regulatory Authority in connection with the transactions contemplated by this Agreement and the Bank Plan of Merger.

                           (f) Sovereign and Waypoint shall have the right to
review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws related to the exchange of information, all information which appears in any filing made with or written materials submitted to any Regulatory Authority or any third party in connection with the transactions contemplated by this Agreement and the Bank Plan of Merger. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of the SEC, Regulatory Authorities and third parties necessary or advisable to consummate the transactions contemplated by this Agreement and the Bank Plan of Merger and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby and thereby.

                           (g) Each party will promptly furnish the other party
with copies of all written communications to, or received by it or any Subsidiary from, any Regulatory Authority in respect of the transactions contemplated hereby.

                  Section 4.04 Taking of Necessary Action. Sovereign and Waypoint shall each use commercially reasonable efforts in good faith, and each of them shall cause its Subsidiaries to use their commercially reasonable efforts in good faith, to take or cause to be taken all action necessary or desirable on its part using commercially reasonable efforts so as to permit completion of the Merger and the Bank Merger, as soon as reasonably practicable after the date hereof, including, without limitation, (a) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required or desirable for consummation of the transactions contemplated hereby (including assignment of leases without any change in terms), provided that neither Waypoint nor any Waypoint Subsidiary shall agree to make any payments or modifications to agreements in connection therewith without the prior written consent of Sovereign and (b) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No party hereto shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially impair the prospects of completing the Merger and the Bank Merger pursuant to this Agreement and the Bank Plan of Merger; provided that nothing herein contained shall preclude Sovereign or Waypoint or from exercising its rights under this Agreement.

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                  Section 4.05 Certain Agreements.

                           (a) In the event of any threatened or actual claim,
action, suit, proceeding or investigation, whether civil, criminal or administrative, in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Date, a director or officer or employee of Waypoint or any of its Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party to a suit based in whole or in part on, or arising in whole or in part out of, or pertaining to
(i) the fact that he is or was a director, officer or employee of Waypoint, any of the Waypoint's Subsidiaries or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Date, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto to the extent permitted or required by the BCL and the articles of incorporation and bylaws of Waypoint. For a period of six (6) years after the Effective Date, Sovereign (the "Indemnifying Party") shall indemnify, defend and hold harmless all prior and then-existing directors and officers of Waypoint and any Waypoint Subsidiary, against (A) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts which are paid in settlement (with the approval of Sovereign, which approval shall not be unreasonably withheld) of or incurred in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is, or was, a director, officer, or employee (an "Indemnified Party") of Waypoint or any Waypoint Subsidiary, whether pertaining to any matter existing or occurring at or prior to the Effective Date and whether asserted or claimed prior to, or at or after, the Effective Date ("Indemnified Liabilities") and (B) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, to the same extent as such officer, director, or employee would be entitled to be indemnified by Waypoint or any Waypoint Subsidiary as of the date hereof, including the right to advancement of expenses; provided, however, that any such officer, directors or employee of Waypoint or any Waypoint Subsidiary shall not be indemnified by Sovereign and/or Sovereign Bank if such indemnification is prohibited by applicable law.

                           (b) Sovereign shall maintain Waypoint's existing
directors' and officers' liability insurance policy (or a policy providing comparable coverage amounts on terms generally no less favorable, including Sovereign's existing policy if it meets the foregoing standard) covering persons who are currently covered by such insurance for a period of six (6) years after the Effective Date; provided, however, that in no event shall Sovereign be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Section 4.05(b), any amount per annum in excess of 200% of the amount of the annual premiums paid as of the date hereof by Waypoint for such insurance (the "Maximum Amount"). If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Sovereign shall use all reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount. In the event that Sovereign acts as its own insurer for all of its directors and officers with respect to matters typically covered by a directors' and officers' liability insurance policy, Sovereign's obligations under this Section 4.05(b) may be satisfied by such self insurance, so long as its senior debt ratings by Standard & Poor's Corporation and Moody's Investors Services, Inc. are not lower than such ratings as of the date hereof.

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

                           (c) In the event that Sovereign or any of its
respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this
Section 4.05.

                           (d) Sovereign agrees to honor and Sovereign agrees to
cause Sovereign Bank to honor all terms and conditions of all existing employment contracts, special termination agreements, deferred compensation plans and agreements, change in control agreements and incentive plans disclosed in the Waypoint Disclosure Schedule, but only to the extent such contracts, agreements, and plans are not inconsistent with the terms of Sections 4.05 and
4.10 hereof. Waypoint shall cooperate with Sovereign and use its reasonable best efforts to secure the agreement of its employees to take such action as shall be necessary and appropriate to decrease (or potentially eliminate) the amount of compensation expense which might otherwise be nondeductible by Sovereign pursuant to the provisions of IRC Section 4999 with respect to such payments to such employees. Under no circumstances shall Waypoint or any Waypoint Subsidiary, or any Waypoint employee or Waypoint Subsidiary employee, be required, as a condition of continued employment or otherwise, to agree to modify the terms of any such employee's existing agreements with Waypoint or any Waypoint Subsidiary.

                           (e) Effective with the Effective Date, Sovereign
shall cause Sovereign Bank to assume Waypoint's $46.4 million principal amount of variable rate junior subordinated debentures due 2033, if required by the terms thereof together with all of Waypoint's obligations under the related trust indenture, and shall take all action necessary or appropriate in accordance therewith, including, if required by the trustee, execution of a supplemental indenture and other appropriate documents or certificates.

                           (f) Effective with the Effective Date, Sovereign
shall cause Sovereign Bank to assume the contractual commitments listed on
Schedule 4.03(f) of the Waypoint Disclosure Schedule which Waypoint Bank has made to community, civic and charitable organizations. Sovereign also agrees to cause Sovereign Bank to make additional contributions to community, civic and charitable organizations throughout Waypoint's branch system consistent with contributions it makes to such organizations throughout its other branch systems and consistent with Waypoint's policies and procedures.

                  Section 4.06 No Other Bids and Related Matters. So long as this Agreement remains in effect, Waypoint shall not and Waypoint shall not authorize or permit any of its directors, officers, employees, investment bankers, lawyers or agents or other representatives to directly or indirectly:
(a) solicit, initiate or encourage any inquiries relating to, or the making of any proposal which relates to, an Acquisition Transaction, (b) respond to any inquiry relating to an Acquisition Transaction, except as otherwise advised in a written legal opinion of outside counsel to Waypoint to the effect that a failure to do so would result in a breach of their fiduciary obligations under Pennsylvania law (provided that a copy of such written opinion shall have been provided to Sovereign together with a written notice that Waypoint intends to respond to the inquiry no earlier that three (3) Business Days following receipt by Sovereign of such notice), (c) recommend or endorse an Acquisition Transaction, (d) participate in any discussions or negotiations regarding an Acquisition Transaction, (e) provide any third party (other than Sovereign or an affiliate of Sovereign) with any nonpublic information in connection with any inquiry or proposal relating to an Acquisition Transaction, (f) enter into an agreement with any other party with respect to an Acquisition Transaction, or
(g) fail to recommend and support the Merger to Waypoint shareholders. Waypoint will immediately cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than Sovereign with respect to any of the foregoing, and will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this
Section 4.06. Waypoint will notify Sovereign orally (within one day) and in writing (as promptly as practicable) if any inquiries or proposals relating to an Acquisition Transaction are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, Waypoint.

                  Section 4.07 Duty to Advise; Duty to Update Disclosure Schedule. Each party shall promptly advise the other party of any change or event having a Material Adverse Effect on it or which it believes would, or would be reasonably likely to, cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. Each party shall update its respective Disclosure Schedule as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in such Disclosure Schedule. The delivery of such updated Schedule shall not relieve a party from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Sections 5.01(c) and 5.02(c) hereof, as applicable.

                  Section 4.08 Conduct of Sovereign's Business. From the date of this Agreement to the Closing Date, Sovereign will use its reasonable good faith efforts to (a) preserve its business organizations intact, (b) maintain good relationships with employees, and (iii) preserve for itself the goodwill of customers of Sovereign and Sovereign Subsidiaries and others with whom business relationships exist.

                  Section 4.09 Current Information.

                           (a) During the period from the date of this Agreement
to the Effective Date, each party shall, upon the request of the other party, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of the other party regarding the financial condition, operations and business and matters of the parties hereto and the completion of the transactions contemplated hereby. Within fifteen (15) days after the end of each month, Waypoint will deliver to Sovereign a consolidating and consolidated balance sheet and a consolidating and consolidated statement of operations, without related notes, for such month for Waypoint.

                           (b) Waypoint shall provide to Sovereign a copy of the
minutes of any meeting of the Board of Directors of Waypoint or any Waypoint Subsidiary, or any committee thereof, or of any senior management committee promptly after such minutes are approved at a subsequent meeting of the board or committee, but in any event within thirty (30) days of the meeting of such board or committee to which such minutes relate, except that with respect to any meeting held within thirty (30) days of the Closing Date, such minutes shall be provided prior to the Closing Date.

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

                           (c) During the period commencing on the date of this
Agreement and ending on the Effective Date, Waypoint, within seven (7) days after the end of each calendar month, shall provide to Sovereign, in such electronic format as shall be reasonably requested by Sovereign, investment, loan, deposit and borrowing information, in account and deposit level detail.

                  Section 4.10 Undertakings by Sovereign and Waypoint.

                           (a) From and after the date of this Agreement,
Waypoint shall:

                               (i) Shareholder Meeting. Take all action necessary to properly call and convene a special meeting of its shareholders as soon as reasonably practicable to consider and vote upon this Agreement and the transactions contemplated hereby;

                               (ii) Recommendation of Board. Use its reasonable best efforts to cause each member of its Board of Directors to vote all shares of Waypoint common stock which they own for this Agreement and otherwise support the Merger, and through its Board of Directors, unanimously recommend that Waypoint's shareholders approve this Agreement and the transactions contemplated hereby; provided that nothing in this Agreement shall prevent the Board of Waypoint from exercising its rights under Section 4.06 of this Agreement.

                               (iii) Approval of Bank Plan of Merger. Take all action necessary and appropriate to approve the Bank Plan of Merger as sole shareholder of Waypoint Bank and obtain the approval of, and cause the execution and delivery of, the Bank Plan of Merger by Waypoint Bank in accordance with applicable laws and regulations and as soon as practicable after completion of the Merger on the Effective Date;

                               (iv) Proxy Solicitor. If Sovereign requests, retain a proxy solicitor in connection with the solicitation of Waypoint shareholder approval of this Agreement;

                               (v) Outside Service Bureau Contracts. If
         Sovereign requests, use its reasonable commercial efforts to obtain an extension of any contract with an outside service bureau or other vendor of services to any Waypoint or Waypoint Subsidiary on terms and conditions mutually acceptable to Waypoint and Sovereign;

                               (vi) Committee Meetings. Permit a representative of Sovereign, who is reasonably acceptable to Waypoint, to attend all management committee meetings of Waypoint and Waypoint Bank, including, without limitation, any loan, asset/liability, investment, risk management committees;

                               (vii) Reserves and Merger-Related Costs. Prior to the Effective Date, (A) establish such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of Waypoint to those of Sovereign (as such practices and methods are to be applied to Waypoint from and after the Effective Date), and to Sovereign's plans with respect to the conduct of the business of Waypoint following the Merger, (B) otherwise to reflect Merger-related expenses and costs incurred by Waypoint and (C) sell such assets and/or sell or prepay such liabilities Sovereign shall so require; provided, however, that

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

         Waypoint shall not be required to take such action (I) more than five
         (5) days prior to the Effective Date; and (II) unless Sovereign agrees in writing that all conditions to closing set forth in Section 5.02
         (a), (d), (e), and (j) have been satisfied or waived (except for the expiration of any applicable waiting periods); prior to the delivery by Sovereign of the writing referred to in the preceding clause, Waypoint shall provide Sovereign a written statement, certified without personal liability by the chief executive officer of Waypoint and dated the date of such writing, that the representation made in Section 2.15 hereof is true as of such date or, alternatively, setting forth in detail the circumstances that prevent such representation from being true as of such date; and no accrual or reserve made by Waypoint or any Waypoint Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute a termination event within the meaning of Section 6.01(g) hereof. In the event that Waypoint or any of its Subsidiaries takes, at the request of Sovereign, any action pursuant to this Section 4.10(a)(vii), Sovereign shall reimburse Waypoint and its Subsidiaries for any fees, expenses and charges, and the costs of reversing any action taken if the Merger is not consummated other than as a result of termination of the Agreement (w) under Section 6.01(b)(ii), unless the failure of the occurrence specified therein shall be due to Sovereign's failure to observe, in any material respect, agreements set forth in the Agreement required to be performed or observed by Sovereign on or before the Closing Date, (x) by Waypoint under Section 6.01(e), (y) by Sovereign under Section 6.01(f), or (z) by Sovereign under Section 6.01(g) as a result of a breach by Waypoint of any material covenant or representation and warranty as provided therein;

                               (viii) Personnel Information. Deliver to
         Sovereign, if not done so heretofore, schedule(s) of all employees, including pertinent information concerning each such employee (other than medical-related records without the consent of the affected employee) as reasonably requested by Sovereign and sorted as reasonably requested by Sovereign; such schedule(s) shall be updated as necessary to reflect in a timely manner any deletions or additions; make available for inspection and copying by Sovereign all personnel records;

                               (ix) Personnel Additions and Terminations. Advise and consult with Sovereign regarding the termination or resignation, or threatened termination or resignation, of any member of the executive management of Waypoint or any Waypoint subsidiary. If requested by Sovereign, advise and consult with Sovereign regarding the hiring or termination of any other employee;

                               (x) Employment Policies. Deliver to Sovereign all personnel policy manuals, memoranda and postings, and all employee handbooks or other communications with employees regarding personnel policies and practices; furnish additional information as reasonably requested by Sovereign with respect to such policies and practices and any others not covered by any such written materials;

                               (xi) WARN Notices. Assist Sovereign as reasonably requested by it in connection with Sovereign providing notices to affected employees under the Workers

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

         Adjustment and Retraining Notification Act or complying with any other Labor and Employment Law;

                               (xii) Employment Law Claims. Inform Sovereign promptly upon receiving notice of any legal, administrative, arbitration or other proceedings, demands, notices, audits or investigations (by any federal, state or local commission, agency or board) relating to the alleged liability of Waypoint or any Waypoint Subsidiary under any Labor and Employment Law; and

                               (xiii) permit Sovereign, if it so elects, to cause a "phase I environmental audit" to be performed at any physical location owned or occupied by Waypoint or any Waypoint subsidiary.

                           (b) From and after the date of this Agreement,
Sovereign shall:

                               (i) take all necessary action to call and convene its annual meeting of shareholders to, among other things, vote upon the proposed amendment to Sovereign's articles of incorporation to increase the number of authorized shares of its common stock; and

                               (ii) use its reasonable best efforts to complete the transactions contemplated by this Agreement on or before November 1, 2004, with due regard to system conversion and employee benefit issues.

                           (c) From and after the date of this Agreement,
Sovereign and Waypoint shall each:

                               (i) Identification of Waypoint's Affiliates.
         Cooperate with the other and use their best efforts to identify those persons who may be deemed to be affiliates of Waypoint within the meaning of Rule 145 promulgated by the SEC under the Securities Act;

                               (ii) Public Announcements. Cooperate and use reasonable efforts to cause their respective officers, directors, employees and agents to cooperate in good faith, consistent with their respective legal obligations, in the preparation and distribution of, and agree upon the form and substance of, any press releases related to this Agreement and the transactions contemplated hereby, and any other public disclosures related thereto, including, without limitation, communications to Waypoint shareholders, Waypoint's internal announcement and customer disclosures; provided that nothing herein shall prohibit either party from making any disclosure which its counsel deems necessary under applicable law. Sovereign and Waypoint shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the transactions contemplated by this Agreement as reasonably requested by the other party;

                               (iii) Maintenance of Insurance. Maintain, and cause their respective Subsidiaries to maintain, insurance in such amounts as is reasonable to cover such risks as are customary in relation to the character and location of their respective properties and the nature of their respective businesses;

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

                               (iv) Maintenance of Books and Records. Maintain, and cause their respective Subsidiaries to maintain, books of account and records in accordance with GAAP applied on a basis consistent with those principles used in preparing the financial statements heretofore delivered;

                               (v) Delivery of Securities Documents. Deliver to the other, copies of all Securities Documents promptly after the filing thereof; and

                               (vi) Taxes. File all federal, state and local tax returns required to be filed by them or their respective Subsidiaries on or before the date such returns are due (including any extensions) and pay all taxes shown to be due on such returns on or before the date such payment is due and provided or properly accrued for taxes not yet due and payable, and

                               (vii) Relationship Officers. Work with each other in identifying and retaining relationship managers and other key Waypoint employees.

                  Section 4.11 Employee Benefits and Retention Bonuses.

                           (a) Employee Benefits. On and after the Effective
Date, the employee pension and welfare benefit plans of Sovereign and Waypoint (as well as any other plan of Waypoint providing for benefits not subject to ERISA) may, at Sovereign's election and subject to the requirements of the IRC, continue to be maintained separately, consolidated, frozen or terminated. In connection with implementation of the foregoing, the following provisions and guidelines shall apply:

                               (i) Sovereign Employee Stock Ownership Plan
         ("Sovereign ESOP"). Employees of Waypoint and Waypoint Subsidiaries who become employees of Sovereign or a Sovereign Subsidiary shall become entitled to participate in the Sovereign ESOP in accordance with its terms by treating them as newly employed individuals without any prior service credit under such plan. Employees of Waypoint and Waypoint Subsidiaries will not receive past service credit for purposes of eligibility to participate or for vesting purposes under the Sovereign ESOP.

                               (ii) Sovereign 401(k) Retirement Plan ("Sovereign 401(k) Plan"). Employees of Waypoint and Waypoint Subsidiaries who become employees of Sovereign or a Sovereign Subsidiary shall receive, for purposes of eligibility to participate in the Sovereign 401(k) Plan only, credit for all service with Waypoint or Waypoint Subsidiary credited to each such employee under Waypoint's 401(k) Plan as of the Effective Date, and shall enter the Sovereign 401(k) Plan in accordance with its terms as soon as administratively feasible following completion of six (6) months of service with either Waypoint, a Waypoint Subsidiary or Sovereign, a Sovereign Subsidiary or both.

                               (iii) Waypoint Retirement Savings Plan ("Waypoint 401(k) Plan"). After the Effective Date, Sovereign shall amend the Waypoint 401(k) Plan to freeze participation and contributions under such plan. After the Effective Date, Sovereign will continue to maintain the individual participant accounts under Waypoint's 401(k) Plan. Thereafter, Sovereign shall have the right, but not the obligation, to combine the

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

         Waypoint 401(k) Plan and the Sovereign 401(k) Plan on such terms as it deems appropriate and in accordance with applicable law.

                               (iv) Waypoint Employee Stock Ownership Plan
         ("Waypoint ESOP"). As of the Effective Date, the Waypoint ESOP shall be terminated. As soon as practicable following the execution of this Agreement, Waypoint shall file all necessary documents with the IRS for a favorable determination letter for the termination of the Waypoint ESOP as of the Effective Date. As soon as practicable after the receipt of a favorable determination letter for termination from IRS, the account balances in the Waypoint ESOP, including any surplus in the suspense account after full payment of the ESOP loan and all Waypoint ESOP administrative expenses, shall be distributed to participants and beneficiaries in accordance with applicable law and terms of the Waypoint ESOP. Prior to the Effective Date, contributions to, and payments on the loan of, the Waypoint ESOP shall be made consistent with past practices on the regularly scheduled payment dates; provided, however, that Waypoint may make a contribution to, and payment on the loan of, the Waypoint ESOP with respect to the period from January 1, 2004 through the Effective Date.

                               (v) Waypoint Nonqualified Deferred Compensation Plans. Not later than the Effective Date, Waypoint will freeze future participation and benefit accruals under any nonqualified deferred compensation plans then maintained by Waypoint effective as of the Closing Date. The freezing of participation and benefit accruals under such nonqualified deferred compensation plans shall be effected in such a manner that no person receive redundant benefits, lose existing benefits, or result in an acceleration of payment of benefits unless a participant's prior election form so provides. The intent of the preceding sentence is that affected employees of Waypoint and Waypoint Subsidiaries generally shall be entitled only to the benefits accrued under the Waypoint deferred compensation plans as of the Effective Date of the Merger. Waypoint may amend certain of its nonqualified deferred compensation plans, which amendments shall be provided to Sovereign for review and comment prior to adoption, to partition, spin-off, or segregate those portions of such plans which provide for investment measurement determined by the performance of Waypoint Common Stock.

                               (vi) Welfare Benefit Plans. After the Effective Date, the welfare benefit plans of Sovereign and Waypoint (and their respective subsidiaries) may, at Sovereign's election, be terminated, remain unchanged until the contracts underlying such welfare benefit plans expire or continue to be maintained by Sovereign as long as is administratively feasible or required, following the Effective Date. Sovereign shall take such action with respect to such plans (which may include the implementation of new benefits, reduction or elimination of some benefits, and the adjustment of the respective cost allocation between employer and employee) as it deems appropriate under the circumstances. In the event of any termination of or consolidation of a Waypoint welfare plan with any Sovereign welfare plan, all employees of Waypoint and Waypoint Subsidiaries who become employees of Sovereign or a Sovereign Subsidiary and who are eligible for coverage under the Waypoint welfare plan shall have immediate coverage under any successor welfare plan without the necessity of satisfying a waiting period for coverage of any pre-existing condition and shall become participants in the Sovereign welfare benefit plans, subject to the terms and conditions of such plans, including the required cost allocation between employer and employee and co-pays, deductibles and out-of-pocket expenses. Sovereign does not provide welfare benefits to retired employees.

                               (vii) Waypoint Bonus Plans and Arrangements.
         Waypoint may continue to administer such bonus programs and arrangements as are disclosed pursuant to this Agreement through the Effective Date, with such equitable modifications as may be appropriate to take into account the circumstances of the Merger and the timing thereof; provided, however, that aggregate payments under Waypoint bonus plans and arrangements for the fiscal year ending December 31, 2004 shall not exceed the amount set forth in the Waypoint Disclosure Schedule.

                               (viii) Waypoint Defined Benefit Pension Plan. From the date of this Agreement, Waypoint shall continue to maintain, without change other than change required by law, its frozen defined benefit pension plan and shall timely make any required contributions.

                               (ix) Other Waypoint Plans. From the date of this Agreement through the Effective Date of the Merger, without the prior written consent of Sovereign and except as otherwise expressly permitted by this Agreement, no further benefits, grants or awards shall be made available under any other Waypoint plans to employees or directors, including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, re-load stock options and performance shares.

                               (x) Nothing in this subsection shall be construed as precluding Sovereign from amending or terminating any plan, program or arrangement following the Effective Date of the Merger.

                           (b) Retention Bonuses. Each employee of Waypoint or a
Waypoint Subsidiary jointly designated in writing by Sovereign and Waypoint shall be entitled to receive a "retention" bonus from Waypoint, a Waypoint Subsidiary, Sovereign or a Sovereign Subsidiary, as the case may be, in an amount to be mutually agreed upon in writing by Sovereign and Waypoint, which amount shall not exceed $40,000 per employee or $1,000,000 in the aggregate for all employees (excluding any amounts agreed to by Sovereign, after the date hereof, paid as a retention bonus to any Waypoint or Waypoint Subsidiary employee who is a party to an employment or other agreement which provides severance benefits or payments in the event of a termination of employment following a change in control of Waypoint or a Waypoint Subsidiary), in the event that such employee remains an employee of Waypoint or a Waypoint Subsidiary, or Sovereign or a Sovereign Subsidiary, as applicable, until the Effective Date (or in certain cases, a date, after the Effective Date, that the systems conversion occurs or thereafter as determined by Sovereign) provided that such employee satisfactorily fulfills the duties and responsibilities of the position of such employee of Waypoint or a Waypoint Subsidiary, or Sovereign or a Sovereign Subsidiary, as the case may be, through the Effective Date and thereafter, if applicable. Except as otherwise agreed to by Sovereign, retention bonuses shall not be payable to any Waypoint or Waypoint Subsidiary employee who is a party to an employment or other agreement that provides severance benefits or payments in the event of a termination of employment following a change in control of Waypoint or a Waypoint Subsidiary.

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

                           (c) Termination Benefits. Waypoint shall use its
reasonable best efforts to cause to be delivered to Sovereign within thirty (30) Business Days following execution of this Agreement with respect to each executive officer named on the Benefits Schedule included in the Waypoint Disclosure Schedule, the written acknowledgment of each such individual pursuant to which each such individual agrees and acknowledges that the dollar amount set forth opposite such individual's name on such Benefits Schedule is the maximum amount that would be due to such individual under any employment agreement, special termination agreement, change in control agreement, supplemental executive retirement plan, deferred bonus plan, deferred compensation plan, salary continuation plan, or any other non-qualified pension benefit or welfare benefit plan maintained by Waypoint solely for the benefit of officers of Waypoint or Waypoint Subsidiaries assuming a termination of such individual's employment on the Effective Date. Waypoint and Sovereign acknowledge and agree that the amounts shown on the Benefits Schedule and the letter of acknowledgment for each officer named herein reflect a good faith estimate of the maximum amounts that will be payable to such individuals under the circumstances described and may be subject to adjustment upon an actual termination of employment in order to reflect increases in such individuals' compensation and benefit plans consistent with past practices for routine periodic increases and changes in tax rates and assumptions used in making such good faith estimates.

                           (d) Severance Policy. Sovereign agrees to cause
Sovereign Bank to provide severance pay, as set forth below, to any full or part-time, active employee of Waypoint whose employment is terminated hereafter in connection with the Merger up to twelve (12) months beyond the Effective Date, because (i) such employee's position is eliminated, or (ii) such employee is not offered or retained in comparable employment (i.e., a position with no reduction in base pay, no adverse change in status (full or part-time), and where the employee is not required to commute more than 30 miles farther than the employee's present commute), excluding any employee (A) who has an existing employment or change in control agreement that provides for severance benefits or employment termination payments or who is otherwise entitled to severance benefits or employment termination payments from Waypoint or a Waypoint Subsidiary, (B) who has accepted an offer from Sovereign of noncomparable employment or (C) whose employment is terminated for Cause (as defined below), provided such employee executes such documentation as Sovereign may reasonably require, including Sovereign's customary form of waiver and release. The amount of severance pay to be provided to an eligible employee by Sovereign Bank under this subsection shall be determined in accordance with the formula set forth in
Schedule 4.11(d) of the Sovereign Disclosure Schedule and administered in accordance with the Waypoint Special Severance Policy. Payments to an employee hereunder shall cease if, during the severance benefit payment period, such employee (x) becomes employed by Sovereign or a Sovereign Subsidiary in a permanent position, (y) discloses or uses confidential information or trade secrets of Sovereign or Waypoint gained while employed by Waypoint or a Waypoint Subsidiary or by Sovereign or a Sovereign Subsidiary, as the case may be, or (z) fails to cooperate with reasonable requests of Sovereign or a Sovereign Subsidiary for assistance with respect to matters on which the employee worked or with which the employee was familiar while employed by Waypoint or a Waypoint Subsidiary or by Sovereign or a Sovereign subsidiary, as the case my be. Continuation of health and dental benefits after termination shall be available in accordance with the provisions of IRC Section 4980B(f). In addition to severance pay, a terminated employee shall receive a lump sum payment of any accrued but unused vacation in accordance with the terms of the Waypoint Special Severance Policy. For purposes of this Section 4.11(d), "Cause" shall mean termination because of neglect of or refusal to perform, other than as a result of sickness, accident or similar cause beyond an employee's reasonable control, any duty or responsibility as an employee of Sovereign or a Sovereign Subsidiary after written notice by Sovereign or a Sovereign Subsidiary to the employee; any material breach by the employee of any agreement to which the employee and Sovereign or a Sovereign Subsidiary are both parties; dishonesty with respect to Sovereign or a Sovereign Subsidiary or the commission of any crime (other than minor traffic violations); or any material misconduct or material neglect of duties by the employee in connection with the business or affairs of Sovereign or a Sovereign Subsidiary. The foregoing definition of Cause is in no way intended to limit or qualify the right of Sovereign or a Sovereign Subsidiary to terminate any person's employment for any reason. The benefits provided to terminated Waypoint or Waypoint Subsidiary employees under this subsection are the only severance benefits payable by Sovereign, a Sovereign Subsidiary, Waypoint or a Waypoint Subsidiary to such employees (excluding severance benefits otherwise required by law). The benefits payable to Waypoint or Waypoint Subsidiary employees under this subsection or otherwise shall in any event be in lieu of any termination benefits to which such employees would otherwise be entitled under Sovereign's or a Sovereign Subsidiary's severance policies or programs then in effect.

                           (e) Change of Control Agreements. Prior to the
Effective Date, Sovereign shall use its reasonable best efforts, consistent with its past practices, to enter into a change of control agreement with each such employee of Waypoint who continues as, and who is then, an employee of Sovereign or a Sovereign Subsidiary and who is currently a party to a change in control agreement with Waypoint. Such change in control agreement shall contain provisions which are, in the aggregate, comparable to the provisions in the current change of control agreement between each such employee and Waypoint and which has been disclosed in the Waypoint Benefits Schedule.

                           (f) Outplacement Services. Sovereign shall make
outplacement services and job counseling services available to Waypoint employees at a management level or above and on a basis to be negotiated by the parties as soon as practicable after the date hereof, whose employment is terminated by Sovereign not for cause in connection with the Merger.

                           (g) Intention Regarding Future Employment. Sovereign
and Sovereign Bank shall use their reasonable best efforts to inform employees of Waypoint, at least sixty (60) days prior to the Effective Date, of the likelihood of such employees having continued employment with Sovereign Bank following the Effective Date and, where appropriate in Sovereign Bank's judgment, it will consider for employment opportunities at Sovereign Bank such employees who would otherwise be terminated.

                  Section 4.12 Affiliate Letter. Waypoint shall deliver to Sovereign, concurrently with the execution of this Agreement, the Letter Agreement attached hereto as Exhibit 1, executed by each director and each executive officer of Waypoint.

                  Section 4.13 Sovereign Rights Agreement. Sovereign Rights issued pursuant to the Sovereign Rights Agreement shall be issued with respect to each share of Sovereign Common Stock issued pursuant to the terms hereof regardless whether there has occurred a "Distribution Date" under the terms of such Sovereign Rights Agreement prior to the Effective Date, as well as to take all action necessary or advisable to enable the holder of each such share of Sovereign Common Stock to obtain the benefit of such Sovereign Stock Purchase Rights notwithstanding their prior distribution, including without limitation, amendment of the Sovereign Rights Agreement.

                  Section 4.14 Nonsolicitation Agreements. As soon as practicable after the date of this Agreement, Waypoint shall use reasonable best efforts to deliver to Sovereign the agreement required by Section 5.02(k).

                  Section 4.15 NYSE Listing. Sovereign shall use its reasonable best efforts to list, prior to the Effective Date, on the NYSE, the shares of Sovereign Common Stock to be issued in connection with the Merger.

                  Section 4.16 Amendment to Articles of Incorporation. Sovereign shall use its reasonable best efforts to cause its shareholders to approve a proposed amendment to its articles of incorporation to increase the number of authorized shares of Sovereign Common Stock.

                  Section 4.17 Advisory Board. On the Effective Date, Sovereign Bank shall establish the Waypoint Advisory Board (the "Waypoint Advisory Board"), which shall consist of all members of the Waypoint Board immediately prior to the Effective Date, other than such member who becomes director of Sovereign Bank. The Waypoint Advisory Board shall be maintained for a term of thirty-six (36) months after the Effective Date. Each member of the Waypoint Advisory Board (other than the current Chairman, President and former Co-Chairman who shall serve without compensation) shall be paid for services as such an annual retainer of $3,000 plus $600 per each advisory board meeting attended, provided, however, that notwithstanding anything else in this Section 4.17, (a) if a member fails to attend at least 25% of the meetings of the Waypoint Advisory Board called within any year, such member will not have any rights to additional fees thereafter as a Waypoint Advisory Board member; (b) no attendance fees shall be paid for meetings not actually attended; and (c) Sovereign Bank shall have no obligation to continue the services of any advisory director who, in the reasonable judgment of Sovereign Bank, acts in a manner detrimental to Sovereign Bank. In the event that Sovereign Bank terminates, suspends or disbands the Waypoint Advisory Board, fails to require or request the attendance of a member with respect to at least ten (10) meetings of the Waypoint Advisory Board and/or committee thereof within a single year or removes a member of the Waypoint Advisory Board other than because such member acted in a manner detrimental to Bank, in each case prior to the end of the thirty-six
(36) month period contemplated by this Section 4.17 and subject to the proviso of the preceding sentence, any member affected by any such action or failure shall nonetheless be paid the full fees (assuming at least ten (10) meetings annually had been held) pursuant to clause (a) of the preceding sentence or the amount contemplated by clause (b) thereof, whichever is greater, with respect to such thirty-six (36) month period.

                  Section 4.18 Section 16 Matters. Sovereign and Waypoint agree that, in order to most effectively compensate and retain Waypoint Insiders (as defined below) in connection with the Merger, both prior to and after the Effective Time, it is desirable that Waypoint Insiders not be subject to risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable law in connection with the conversion of Waypoint Common Stock and Waypoint Options into shares of Sovereign Common Stock and options to purchase Sovereign Common Stock, respectively, in the Merger, and for that compensatory and retentive purpose agree to the provisions of this Section 4.18. Assuming that Waypoint delivers to Sovereign the Section 16 Information (as defined below) in a timely fashion, Sovereign Board, or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall adopt a resolution providing that the receipt by Waypoint Insiders of Sovereign Common Stock in exchange for shares of Waypoint Common Stock and of options to purchase Sovereign Common Stock upon conversion of Waypoint Options, in each case pursuant to the Merger and to the extent such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act. "Section 16 Information" shall mean information accurate in all material respects regarding the Waypoint Insiders, the number of shares of Waypoint Common Stock held by each such Waypoint Insider and expected to be exchanged for Sovereign Common Stock in the Merger and the number and description of Waypoint Options held by each such Waypoint Insider and expected to be converted into options to purchase Sovereign Common Stock in connection with the Merger; provided that the requirement for a description of any Waypoint Options shall be deemed to be satisfied if copies of all Waypoint Stock Option Plans, and forms of agreements evidencing grants thereunder, under which such Waypoint Options have been granted have been made available to Sovereign. "Waypoint Insiders" shall mean those officers and directors of Waypoint who are subject to the reporting requirements of Section 16(a) of the Exchange Act and who are listed in the Section 16 Information.

                                    ARTICLE V
                                   CONDITIONS

                  Section 5.01 Conditions to Waypoint's Obligations under this Agreement. The obligations of Waypoint hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Waypoint pursuant to Section 7.03 hereof:

                           (a) Corporate Proceedings. All action required to be
taken by, or on the part of, Sovereign, its shareholders and Sovereign Bank to authorize the execution, delivery and performance of this Agreement and the Bank Plan of Merger, respectively, and the consummation of the transactions contemplated by this Agreement and the Bank Plan of Merger, shall have been duly and validly taken by Sovereign and Sovereign Bank; and Waypoint shall have received certified copies of minutes or resolutions evidencing such authorizations;

                           (b) Covenants. The obligations and covenants of
Sovereign required by this Agreement to be performed by Sovereign at or prior to the Closing Date shall have been duly performed and complied with in all respects, except where the failure to perform or comply with any obligation or covenant would not, either individually or in the aggregate, result in a Material Adverse Effect with respect to Sovereign;

                           (c) Representations and Warranties. The
representations and warranties of Waypoint set forth in this Agreement shall be true and correct as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date except that as to any representation and warranty (i) that by its terms speaks as of the date of this Agreement or some other date shall be true and correct as of such date or (ii) where the breach of the representation or warranty would not, either individually or in the aggregate, constitute a Material Adverse Effect;

                           (d) Approvals of Regulatory Authorities. Sovereign
and Waypoint shall have received all approvals of Regulatory Authorities of the Merger required to have been obtained to consummate the transactions contemplated by this Agreement, and all notice and waiting periods required thereunder shall have expired or been terminated;

                           (e) No Injunction. There shall not be in effect any
order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

                           (f) No Change Resulting in Material Adverse Effect.
Since September 30, 2003 through the Closing Date, there shall not have occurred any change that individually or in the aggregate has a Material Adverse Effect with respect to Sovereign;

                           (g) Officer's Certificate. Sovereign shall have
delivered to Waypoint a certificate and such other documents, dated the Closing Date and signed, without personal liability, by an officer of Sovereign to the effect that the conditions set forth in subsections (a) through (e) of this
Section 5.01 have been satisfied, to the best knowledge of the officer executing the same;

                           (h) Registration Statement. The Registration
Statement shall be effective under the Securities Act and no proceedings shall be pending by the SEC to suspend the effectiveness of the Registration Statement; and all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement, shall have been obtained and neither the Registration Statement nor any such approval by state securities or "blue sky" authorities shall be subject to a stop order or threatened stop order by the SEC or any such authority;

                           (i) Tax Opinion. Waypoint shall have received a
letter setting forth the written opinion of its counsel in form and substance reasonably satisfactory to Waypoint, dated as of the Effective Date, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such letter, the Merger will constitute a reorganization described in section 368(a)(1) of the IRC;

                           (j) Listing. The shares of Sovereign Common Stock to
be issued in the Merger shall have been approved for listing on the NYSE; and

                           (k) Approval of Waypoint's Shareholders. This
Agreement shall have been approved by the shareholders of Waypoint by such vote as is required under Waypoint's articles of incorporation and bylaws and the BCL.

                  Section 5.02 Conditions to Sovereign's Obligations under this Agreement. The obligations of Sovereign hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Sovereign pursuant to Section 7.03 hereof:

                           (a) Corporate Proceedings. All action required to be
taken by, or on the part of, Waypoint and Waypoint Bank to authorize the execution, delivery and performance of this Agreement and the Bank Plan of Merger, respectively, and the consummation of the transactions contemplated by this Agreement and the Bank Plan of Merger, shall have been duly and validly taken by (i) Waypoint, (ii) Waypoint Bank and (iii) Waypoint's shareholders by such vote as is required under Waypoint's articles of incorporation and bylaws; and Sovereign shall have received certified copies of the resolutions evidencing such authorizations;

                           (b) Covenants. The obligations and covenants of
Waypoint, required by this Agreement to be performed by it at or prior to the Closing Date shall have been duly performed and complied with in all respects, except where the failure to perform or comply with any obligation or covenant would not, either individually or in the aggregate, result in a Material Adverse Effect with respect to Waypoint;

                           (c) Representations and Warranties. The
representations and warranties of Waypoint set forth in this Agreement shall be true and correct as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date except that as to any representation and warranty (i) that by its terms speaks as of the date of this Agreement or some other date shall be true and correct as of such date or (ii) where the breach of the representation or warranty would not, either individually or in the aggregate, constitute a Material Adverse Effect;

                           (d) Approvals of Regulatory Authorities. Sovereign
and Waypoint shall have received all approvals of Regulatory Authorities for the Merger required to have been obtained to consummate the transactions contemplated by this Agreement; and all notice and waiting periods required thereunder shall have expired or been terminated;

                           (e) No Injunction. There shall not be in effect any
order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

                           (f) No Change Resulting in Material Adverse Effect.
Since September 30, 2003, there shall not have occurred any change that individually or in the aggregate has a Material Adverse Effect with respect to Waypoint;

                           (g) Officer's Certificate. Waypoint shall have
delivered to Sovereign a certificate and such other documents, dated the Closing Date and signed, without personal liability, by its chairman of the board and chief executive officer, to the effect that the conditions set forth in subsections (a) through (f) of this Section 5.02 have been satisfied, to the best knowledge of the officer executing the same;

                           (h) Registration Statement. The Registration
Statement shall be effective under the Securities Act and no proceedings shall be pending by the SEC to suspend the effectiveness of the Registration Statement; and all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement, shall have been obtained and neither the Registration Statement nor any such approval by state securities or "blue sky" authorities shall be subject to a stop order or threatened stop order by the SEC or any such authority;

                           (i) Tax Opinion. Sovereign shall have received a
letter setting forth the written opinion of its counsel, in form and substance reasonably satisfactory to Waypoint, dated as of the Effective Date, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such letter, the Merger will constitute a reorganization described in section 368(a)(1) of the IRC;

                           (j) Amendment to Articles of Incorporation. Sovereign
shall have amended its articles of incorporation to increase the number of authorized shares of Sovereign Common Stock;

                           (k) Non-Solicitation of Customers and Employees. The
present President shall have executed and delivered to Sovereign an agreement substantially in the form set forth in the Waypoint Disclosure Schedule to Waypoint setting forth certain covenants not to compete and covenants not to solicit customers or employees of Waypoint after the Closing Date; and

                           (l) Approval of Waypoint's Shareholders. This
Agreement shall have been approved by the shareholders of Waypoint by such vote as is required under Waypoint's articles of incorporation and bylaws and the BCL.

                                   ARTICLE VI
                        TERMINATION, WAIVER AND AMENDMENT

                  Section 6.01 Termination. This Agreement may be terminated on or at any time prior to the Closing Date:

                           (a) By the mutual written consent of the parties
hereto;

                           (b) By Sovereign or Waypoint:

                               (i) if the Closing Date shall not have occurred on or before January 31, 2005; or

                               (ii) if either party has received a final unappealable administrative order from a Regulatory Authority whose approval or consent has been requested that such approval or consent will not be granted or an application therefor shall have been permanently withdrawn at the request of a Regulatory Authority;

unless in the case of both Section 6.01(b)(i) and 6.01(b)(ii) hereof the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respect its agreements set forth herein required to be performed or observed by such party on or before the Closing Date.

                           (c) By Waypoint or Sovereign, if Waypoint's
shareholders fail to approve this Agreement at a special meeting of Waypoint shareholders called for that purpose;

                           (d) By Sovereign or Waypoint, if Sovereign's
shareholders fail to approve the proposed amendment to Sovereign's articles of incorporation to increase the number of authorized shares of its Common Stock by October 31, 2004.

                           (e) By Waypoint, on the Determination Date, if both
of the following conditions are satisfied:

                                    (1)      the Sovereign Market Value as of
         the close of business on the Determination Date shall be less than $18.84; and

                                    (2)      (i) the quotient obtained by
         dividing the Sovereign Market Value as of the close of business on the Determination Date by $22.16 (such number being referred to herein as the "Sovereign Ratio") shall be less than (ii) the quotient obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.15 from the quotient in this clause (2)(ii).

Provided however, if Waypoint elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give written notice to Sovereign on the Determination Date. Sovereign shall have the option of paying additional consideration in the form of cash, Sovereign Common Stock or a combination of cash and Sovereign Common Stock so that each Stock Election Share shall be converted into the right to receive cash, Sovereign Common Stock or a combination of cash and Sovereign Common Stock equal in value to $25.20. If Sovereign delivers to Waypoint on the Effective Date written notice that it intends to proceed with the Merger by paying such additional consideration, as contemplated by the preceding sentence, then no termination shall have occurred pursuant to this Section 6.01(e).

                  For purposes of this Section 6.01(e), the following terms shall have the meanings indicated.

                  "Determination Date" shall mean the trading day immediately preceding the Effective Date.

                  "Index Group" shall mean the ten bank or thrift holding companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquirer's market capitalization. In the event that any such company or companies are removed from the Index Group, the weights (which have been determined based upon relative market capitalization) redistributed proportionately for purposes of determining the Index Price. The ten bank or thrift holding companies and the weights attributed to them are as follows:

Bank or Thrift Holding Companies                                           % Weighting
--------------------------------                                           -----------
M&T Bank Corporation                                                          19.14%
Charter One Financial, Inc.                                                   13.77%
BankNorth Group, Inc.                                                          9.27%
North Fork Bancorporation, Inc.                                               10.93%
Astoria Financial Corporation                                                  5.13%
Valley National Bancorp                                                        4.39%
Webster Financial Corporation                                                  3.93%
PNC Financial Services Group, Inc.                                            27.62%
Fulton Bancshares Corporation                                                  4.07%
Susquehanna Bancshares                                                         1.75%
                                                                             ------

      Total..............................................                    100.00%
                                                                             ======

                  "Index Price" on a given date shall mean the weighted average (weighted in accordance with the factors listed above) of the closing sales prices of the companies composing the Index Group (reported as provided with respect to the Sovereign Market Value).

                  "Starting Date" shall mean the trading day prior to announcement of this Agreement.

If any company belonging to the Index Group or Sovereign declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company or Sovereign shall be appropriately adjusted for the purposes of applying this Section 6.01(e).

                           (f) By Sovereign at any time prior to the Effective
Date if (i) Waypoint shall have breached, in any material respect the provisions of Section 4.06 of this Agreement, (ii) the Board of Directors of Waypoint shall have failed to recommend or endorse the Merger or withdrawn or modified its approval or recommendation of this Agreement and the Merger or recommended or endorsed a proposal for another Acquisition Transaction, or (iii) failed to call, give notice of, convene or hold a meeting of shareholders to consider the Merger.

                           (g) At any time on or prior to the Effective Date, by
Waypoint in writing if Sovereign has, or by Sovereign in writing if Waypoint has, breached (i) any material covenant or undertaking contained herein or (ii) any representation or warranty contained herein, which in the case of a breach referred to in subclause (i) or (ii) above by Sovereign would, individually or in the aggregate, result in a Material Adverse Effect on Sovereign and in case of a breach referred to in subclause (i) or (ii) above by Waypoint would, individually or in the aggregate, result in a Material Adverse Effect on Waypoint, in any case if such breach has not been substantially cured by the earlier of thirty (30) days after the date on which written notice of such breach is given to the party committing such breach or the Effective Date unless on such date such breach no longer causes a Material Adverse Effect.

                  Section 6.02 Effect of Termination.

                           (a) If this Agreement is terminated pursuant to
Section 6.01 hereof, this Agreement shall forthwith become void (except for Section 4.02(d), Section 4.09(c)(ii) Section 7.01 hereof and this Section 6.02, and all obligations of the parties intended to be performed after the termination of this Agreement, which shall remain in full force and effect), and there shall be no further liability on the part of Sovereign or Waypoint to the other, except for any liability arising out of any uncured willful breach of any covenant or other agreement contained in this Agreement.

                           (b) If this Agreement is terminated as a result of
any breach of a representation, warranty, covenant or other agreement which is caused by the willful or intentional breach of a party hereto, such party shall be liable to the other for out-of-pocket costs and expenses, including, without limitation, the reasonable fees and expenses of lawyers, accountants and investment bankers, incurred by such other party in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder ("Expenses"); provided, however, that the maximum amount Waypoint shall be liable to Sovereign for Expenses pursuant to this Section 6.02(b) shall be $4,500,000, and the maximum amount Sovereign shall be liable to Waypoint for Expenses pursuant to this
Section 6.02(b) shall be $4,500,000. The payment of Expenses shall not constitute an exclusive remedy, but is in addition to any other rights or remedies available to the parties hereto at law.

                           (c) In the event this Agreement is terminated by: (i)
Sovereign pursuant to Section 6.01(c) in circumstances where the Board of Directors of Waypoint shall not have held a shareholders meeting to consider the Merger, failed to publicly recommended to such shareholders that such shareholders vote in favor of the approval of this Agreement or shall have withdrawn, modified or amended such recommendation in a manner adverse to Sovereign; or (ii) Sovereign pursuant to Section 6.01(f) in circumstances where both (A) within eighteen (18) months after such termination, Waypoint shall have entered into an agreement to engage in or there has otherwise occurred an Acquisition Transaction with any person other than Sovereign or any Affiliate of Sovereign and (B) at the time of such termination or event giving rise to such termination, it shall have been publicly announced that any Person (other than Sovereign or any Affiliate of Sovereign) shall have (y) made, or disclosed an intention to make, a bona fide offer to engage in an Acquisition Transaction, or
(z) filed an application (or given a notice), whether in draft or final form, under the Bank Holding Company Act or the Change in Bank Control Act of 1978, for approval to engage in an Acquisition Transaction; then Sovereign, in its sole and absolute discretion, may elect, upon written notice to Waypoint within ten (10) Business Days after such termination (the "Break-Up Election Notice"), to require Waypoint to make a single cash payment in the amount of $39,276,720 upon such termination (the "Termination Fee"). Waypoint shall pay the Termination Fee (by wire transfer of immediately available fund to an account designated by Sovereign) within two (2) Business Days after receipt of the Break-Up Election Notice. If Sovereign elects to receive the Termination Fee, and upon Sovereign's receipt of the Termination Fee, the Sovereign Option shall automatically terminate and Waypoint will not have any further obligations or liabilities to Waypoint with respect to this Agreement or the Sovereign Option or the transactions contemplated by this Agreement or the Sovereign Option. If Sovereign does not elect to require Waypoint to pay the Termination Fee, the Sovereign Option will not automatically terminate as set forth in this Section 6.02(c) and the Sovereign Option shall be enforceable in accordance with its terms until terminated in accordance with its terms.

                           (d) In the event this Agreement is terminated by
Waypoint because of the failure of Sovereign to amend its articles of incorporation to increase its authorized common stock on or before October 31, 2004, Sovereign shall be liable to Waypoint for its Expenses up to $4,500,000 in the aggregate).

                                   ARTICLE VII
                                  MISCELLANEOUS

                  Section 7.01 Expenses. Except as otherwise provided in Section
6.02 and except for the cost of printing and mailing the Proxy Statement/Prospectus which shall be shared equally, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel and, in the case of Sovereign, the registration fee to be paid to the SEC in connection with the Registration Statement.

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

                  Section 7.02 Non-Survival of Representations and Warranties. All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants, other than those covenants that by their terms are to be performed after the Effective Date, including without limitation the covenants set forth in Sections 1.02(e), 1.02(h), 1.02(i), 4.05, 4.10(a) and 4.10(b), which will survive the Merger, shall terminate on the Closing Date.

                  Section 7.03 Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, the parties may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of either party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained in Articles IV and V hereof or otherwise, provided that any amendment, extension or waiver granted or executed after shareholders of Waypoint have approved this Agreement shall not modify either the amount or the form of the consideration to be provided hereby to holders of Waypoint Common Stock upon consummation of the Merger or otherwise materially adversely affect the shareholders of Waypoint without the approval of the shareholders who would be so affected. This Agreement may not be amended except by an instrument in writing authorized by the respective Boards of Directors and signed, by duly authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                  Section 7.04 Entire Agreement. This Agreement, including the Waypoint Disclosure Schedule, the Sovereign Disclosure Schedule and the Exhibits hereto, contains the entire agreement and understanding of the parties with respect to its subject matter, together with the confidentiality agreements previously executed between Sovereign and Waypoint. This Agreement supersedes all prior arrangements and understandings between the parties, both written or oral, with respect to its subject matter. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities other than pursuant to Sections 1.02(h), 1.02(i), 4.05, 4.10(a) and 4.10(b).

                  Section 7.05 No Assignment. Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                  Section 7.06 Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by prepaid registered or certified mail (return receipt requested), or sent by telecopy, addressed as follows:

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

                           (a) If to Sovereign, to:

                                    Sovereign
                                    1130 Berkshire Boulevard
                                    Wyomissing, PA 19610

                                    Attention: Mark R. McCollom
                                    Telecopy No.: (610) 320-8448

                                    with a copy to:

                                    Stevens & Lee
                                    111 North Sixth Street, Box 679
                                    Reading, PA 19603

                                    Attention: Joseph M. Harenza, Esquire
                                    Telecopy No.: (610) 376-5610

                           (b) If to Waypoint, to:

                                    235 North Second Street
                                    P.O. Box 1711
                                    Harrisburg, PA 17105

                                    Attention: David E. Zuern
                                    Telecopy No.: (717) 231-2950

                                    with copies to:

                                    Rhoads & Sinon LLP
                                    One South Market Square, P.O. Box 1146
                                    Harrisburg, PA 17108
                                    Attention: Charles J. Ferry, Esquire
                                    Telecopy No.: (717) 232-1459

                  Section 7.07 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

                  Section 7.08 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                  Section 7.09 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

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

                  Section 7.10 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic internal law of the Commonwealth of Pennsylvania, excluding its conflicts of law principles.

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

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                           SOVEREIGN BANCORP, INC.

                           By       /s/ Jay S. Sidhu
                             ---------------------------------------------------
                                    Jay S. Sidhu
                                    Chairman, President and Chief Executive
                                    Officer

                           By       /s/ Mark R. McCollom
                             ---------------------------------------------------
                                    Mark R. McCollom
                                    Senior Vice President

                           WAYPOINT FINANCIAL CORP.

                           By       /s/ Charles C. Pearson, Jr.
                             ---------------------------------------------------
                                    Charles C. Pearson, Jr.
                                    Chairman of the Board of Directors

                           By       /s/ David E. Zuern
                             ---------------------------------------------------
                                    David E. Zuern
                                    President and Chief Executive Officer

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

                                                                       EXHIBIT 1

                            FORM OF AFFILIATE LETTER

March 8, 2004

Sovereign Bancorp, Inc.
1130 Berkshire Boulevard
Wyomissing, PA 19610

Ladies and Gentlemen:

         Sovereign Bancorp, Inc. ("Sovereign") and Waypoint Financial Corp. ("Waypoint") desire to enter into an Agreement and Plan of Merger, dated as of March 8, 2004 ("Agreement"), pursuant to which, subject to the terms and conditions set forth therein, (a) Waypoint will merge with and into Sovereign with Sovereign surviving the merger (the "Merger") and (b) shareholders of Waypoint will receive shares of Sovereign common stock and/or cash in exchange for shares of common stock of Waypoint (as provided in Section 1.02(f) of the Agreement).

         Sovereign has required, as a condition to its execution and delivery to Waypoint of the Agreement, and pursuant to Section 4.12 of the Agreement, that the undersigned, being a director and/or executive officer of Waypoint, execute and deliver to Sovereign this letter agreement (the "Letter Agreement").

         The undersigned, in order to induce Sovereign to execute the Agreement, hereby irrevocably:

         (a) Agrees to be present (in person or by proxy) at all meetings of shareholders of Waypoint called to vote for approval of the Agreement and the Merger so that all shares of common stock of Waypoint then owned by the undersigned or over which the undersigned exercises voting control (collectively, "Shares") will be counted for the purpose of determining the presence of a quorum at such meetings, and agrees to vote or cause to be voted all such Shares (i) in favor of approval and adoption of the Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of Waypoint) and (ii) against approval or adoption of any other merger, business combination, recapitalization, asset sale, partial liquidation or similar transaction involving Waypoint;

         (b) Agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of Waypoint, to approve or adopt the Agreement;

         (c) Agrees to recommend the Merger to shareholders of Waypoint and not to withdraw or modify such recommendation if the undersigned is a member of the Board of Directors of Waypoint, and to otherwise use reasonable best efforts to cause the Merger to be completed;

         (d) Except as required by law, agrees that the undersigned will not, and will not permit any company, trust or other entity controlled by the undersigned to, contract to sell, sell or

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

otherwise transfer or dispose of any of the Shares or any interest therein or any voting rights with respect thereto, other than subsequent to the shareholder meeting of Waypoint held in connection with the vote on the Agreement or pursuant to a gift where the transferee has agreed in writing to abide by the terms of this Letter Agreement in a form reasonably satisfactory to Sovereign;

         (e) Agrees not to offer, sell, transfer or otherwise dispose of any shares of common stock of Sovereign received in the Merger, except (i) at such time as a registration statement under the Securities Act of 1933, as amended ("Securities Act") covering sales of such Sovereign common stock is effective and a prospectus is made available under the Securities Act, (ii) within the limits, and in accordance with the applicable provisions of, Rule 145(d) under the Securities Act or (iii) in a transaction which, in the opinion of counsel satisfactory to Sovereign or as described in a "no-action" or interpretive letter from the staff of the Securities and Exchange Commission, is not required to be registered under the Securities Act; and acknowledges and agrees that Sovereign is under no obligation to register the sale, transfer or other disposition of Sovereign common stock by the undersigned or on behalf of the undersigned, or to take any other action necessary to make an exemption from registration available;

         (f) Agrees that neither Waypoint nor Sovereign shall be bound by any attempted sale by the undersigned of any of the Shares or of shares of Sovereign Common Stock, respectively, and Sovereign's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any such attempted sale, unless the sale has been effected in compliance with the terms of this Letter Agreement; and further agrees that the certificate representing shares of Sovereign common stock owned by the undersigned may be endorsed with a restrictive legend consistent with the terms of this Letter Agreement;

         (g) Acknowledges and agrees to use reasonable efforts to cause the provisions of subparagraph (e) hereof the be observed with respect to shares of Sovereign Common Stock received in the Merger or owned by (i) his or her spouse,
(ii) any of his or her relatives or relatives of his or her spouse occupying his or her home, (iii) any trust or estate in which he or she, his or her spouse, or any such relative owns at least a 10% beneficial interest or of which any of them serves as trustee, executor or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, any affiliate of the undersigned, his or her spouse, or any such relative owns at least 10% of any class of equity securities or of the equity interest; and

         (h) Represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

         It is understood and agreed that the provisions of subparagraphs (a),
(b) and (c) of this Letter Agreement relate solely to the capacity of the undersigned as a shareholder or other beneficial owner of shares of Waypoint common stock and is not in any way intended to affect the exercise by the undersigned of the undersigned's responsibilities as a director or officer of Waypoint. It is further understood and agreed that such subparagraphs of this Letter Agreement

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

are not in any way intended to affect the exercise by the undersigned of any fiduciary responsibility which the undersigned may have in respect of any shares of Waypoint common stock held or controlled by the undersigned as of the date hereof.

         The obligations set forth herein shall terminate concurrently with any termination of the Agreement in accordance with its terms.

         This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.

         This Letter Agreement shall inure to the benefit of Sovereign, and shall be binding on the undersigned and his or her executors, personal representatives, administrators, heirs, legatees, guardians and other personal representatives. This Letter Agreement shall survive the death or incapacity of the undersigned.

         The undersigned agrees that, in the event of his or her breach of this Letter Agreement, Sovereign shall be entitled to such remedies and relief against the undersigned as are available at law or in equity. The undersigned acknowledges that there is not an adequate remedy at law to compensate Sovereign for a violation of this Letter Agreement, and irrevocably waives, to the extent permitted by law, any defense that he or she might have based on the adequacy of a remedy at law which might be asserted as a bar to specific performance, injunctive relief, or other equitable relief. The undersigned agrees to the granting of injunctive relief without the posting of any bond and further agrees that, if any bond shall be required, such bond shall be in a nominal amount.

         Please confirm, intending to be legally bound, that the foregoing correctly states the understanding between the undersigned and Sovereign by signing and returning to Sovereign a counterpart hereof.

                                         Very truly yours,

                                         Name:____________________________

Accepted as of this ____ day of March, 2004:

Sovereign Bancorp, Inc.

By: ____________________________
        Name:
        Title:

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

                                                                       EXHIBIT 2

                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT ("Stock Option Agreement"), dated as of March 8, 2004, is by and between SOVEREIGN BANCORP, INC., a Pennsylvania corporation ("Sovereign") and WAYPOINT FINANCIAL CORP., a Pennsylvania corporation ("Waypoint").

                                   BACKGROUND

         1. Sovereign and Waypoint desire to enter into an Agreement and Plan of Merger, dated as of March 8, 2004 (the "Agreement"), providing, among other things, for the acquisition by Sovereign of Waypoint through the merger of Waypoint with and into Sovereign, with Sovereign surviving the merger (the "Merger").

         2. As a condition to Sovereign executing the Agreement, Waypoint is granting to Sovereign an option to purchase up to that number of shares of common stock, $0.01 par value per share of Waypoint (the "Common Stock"), as shall equal 19.9% of shares of Common Stock of Waypoint issued and outstanding immediately prior to such purchase, on the terms and conditions hereinafter set forth.

                                    AGREEMENT

         In consideration of the foregoing and the mutual covenants and agreements set forth herein, Sovereign and Waypoint, intending to be legally bound hereby, agree:

         1. Grant of Option.

               (a) Waypoint hereby grants to Sovereign, on the terms and conditions set forth herein, an unconditional irrevocable option to purchase (the "Option") up to 6,629,957 shares (as adjusted as set forth herein, the "Option Shares") of Common Stock at a price per share (the "Option Price") equal to $24.76, provided, however, that in no event shall the number of Option Shares for which the Option is exercisable exceed 19.9% of the issued and outstanding shares of Common Stock of Waypoint without giving effect to any shares subject to or issued pursuant to the Option.

               (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Stock Option Agreement), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, such number together with any shares of Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Stock Option Agreement shall be deemed to authorize Issuer to issue shares in breach of any provision of the Agreement.

         2. Exercise of Option. Provided that (i) Sovereign shall not on the date of exercise be in material breach of the agreements or covenants contained in the Agreement or herein, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, upon

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

or after the occurrence of a Triggering Event (as such term is hereinafter defined) and until termination of this Stock Option Agreement in accordance with the provisions of Section 23 hereof, Sovereign may exercise the Option, in whole or in part, at any time or one or more times, from time to time. As used herein, the term "Triggering Event" means the occurrence of any of the following events:

               (a) a person or group (as such terms are defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder), other than Sovereign or an affiliate of Sovereign, acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 15% or more of the then outstanding shares of Common Stock (excluding any shares eligible to be reported on Schedule 13G of the Securities and Exchange Commission);

               (b) a person or group, other than Sovereign or an affiliate of Sovereign, enters into an agreement, letter of intent, or similar document with Waypoint pursuant to which such person or group or any affiliate of such person or group would (i) merge or consolidate, or enter into any similar transaction, with Waypoint, (ii) acquire all or substantially all of the assets or liabilities of Waypoint or all or substantially all of the assets or liabilities of Waypoint Bank, a wholly-owned subsidiary of Waypoint ("Waypoint Bank") or any other subsidiaries of Waypoint, or (iii) acquire beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 15% or more of the then outstanding shares of Common Stock (excluding any shares eligible to be reported on Schedule 13G of the Securities and Exchange Commission) or the then outstanding shares of common stock of Waypoint Bank; or

               (c) a person or group, other than Sovereign or an affiliate of Sovereign, publicly announces a bona fide proposal (including a written communication that is or becomes the subject of public disclosure) for (i) any merger, consolidation or acquisition of all or substantially all the assets or liabilities of Waypoint or all or substantially all the assets or liabilities of Waypoint Bank or any other subsidiary of Waypoint, or any other business combination involving Waypoint, Waypoint Bank or any other subsidiary of Waypoint, or (ii) a transaction involving the transfer of beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 15% or more of the then outstanding shares of Common Stock or the then outstanding shares of common stock of Waypoint Bank or any other subsidiary of Waypoint (collectively, a "Proposal"), and thereafter, if such Proposal has not been Publicly Withdrawn (as such term is hereinafter defined) at least 30 days prior to the meeting of shareholders of Waypoint called to vote on the Merger, Waypoint's shareholders fail to approve the Merger by the vote required by applicable law at the meeting of shareholders called for such purpose or such meeting has been cancelled; or

               (d) a person or group, other than Sovereign or an affiliate of Sovereign, makes a bona fide proposal and thereafter, but before such Proposal has been Publicly Withdrawn, Waypoint willfully takes any action in a manner which would likely result in the failure of either party to satisfy a material condition to the closing of the Merger or materially reduce the value of the transaction to Sovereign; or

               (e) the Board of Directors of Waypoint shall (i) fail to call a meeting of shareholders to consider the Merger, (ii) fail to recommend and endorse the Agreement and the transactions

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

contemplated thereby or (iii) withdraw, modify, or change in a manner adverse to Sovereign its approval or recommendation of the Agreement and the transactions contemplated thereby, or (iv) recommend or endorse an Acquisition Transaction (as defined in Section 4.06 of the Agreement); or

               (f) Waypoint breaches, in any material respect, any binding term of the Agreement with respect to the Merger which would permit Sovereign to terminate the Agreement or this Stock Option Agreement after a Proposal is made and before it is Publicly Withdrawn or publicly announces an intention to authorize, recommend or accept any such Proposal; provided, however, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law.

         If more than one of the transactions giving rise to a Triggering Event under this Section 2 is undertaken or effected, then all such transactions shall give rise only to one Triggering Event, which Triggering Event shall be deemed continuing for all purposes hereunder until all such transactions are abandoned.

         "Publicly Withdrawn" for purposes of this Section 2 shall mean an unconditional bona fide withdrawal of the Proposal coupled with a public announcement of no further interest in pursuing such Proposal or in acquiring any controlling influence over Waypoint or in soliciting or inducing any other person (other than Sovereign or an affiliate of Sovereign) to do so.

         Notwithstanding the foregoing, the obligation of Waypoint to issue Option Shares upon exercise of the Option shall be deferred (but shall not terminate) (i) until the receipt of all required governmental or regulatory approvals or consents necessary for Waypoint to issue the Option Shares, or Sovereign to exercise the Option, or until the expiration or termination of any waiting period required by law, or (ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Option Shares, and, in each case, notwithstanding any provision to the contrary set forth herein, the Option shall not expire or otherwise terminate.

         Waypoint shall notify Sovereign promptly in writing of the occurrence of any Triggering Event known to it, it being understood that the giving of such notice by Waypoint shall not be a condition to the right of Sovereign to exercise the Option. Subject to compliance with the applicable banking and securities laws or regulations, Waypoint will not take any action which would have the effect of preventing or disabling Waypoint from delivering the Option Shares to Sovereign upon exercise of the Option or otherwise performing its obligations under this Stock Option Agreement. In the event Sovereign wishes to exercise the Option, Sovereign shall send a written notice to Waypoint (the date of which is hereinafter referred to as the "Notice Date") specifying the total number of Option Shares it wishes to purchase and a place and date between two and ten business days inclusive from the Notice Date for the closing of such a purchase (a "Closing"); provided, however, that a Closing shall not occur prior to two days after the later of receipt of any necessary regulatory approvals or the expiration of any legally required notice or waiting period, if any.

         3. Repurchase of Option by Waypoint.

               (a) At the request of Sovereign at any time and from time to time commencing upon the first occurrence of a Repurchase Event (as hereinafter defined) and ending upon termination

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

of this Stock Option Agreement in accordance with the provisions of Section 23 hereof, Waypoint shall repurchase from Sovereign upon Sovereign's request (i) all or any portion of the Option Shares not yet purchased by Sovereign pursuant hereto and (ii) all or any portion shares of Common Stock purchased by Sovereign pursuant hereto with respect to which Sovereign then has beneficial ownership. The date on which Sovereign exercises its rights under this Section 3 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 3 Repurchase Consideration") equal to the sum of: (A) the aggregate Purchase Price paid by Sovereign for any shares of Common Stock being repurchased which were acquired pursuant to the Option and with respect to which Sovereign then has beneficial ownership; (B) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Common Stock over (y) the Option Price (subject to adjustment pursuant to Section 6 hereof), multiplied by the number of shares of Common Stock being repurchased with respect to which the Option has not been exercised; and (C) the excess, if any, of the Applicable Price over the Option Price (subject to adjustment pursuant to Section 6 hereof) paid (or, in the case of Option Shares with respect to which the Option has been exercised, but the Closing has not occurred, payable) by Sovereign for each share of Common Stock being repurchased with respect to which the Option has been exercised and with respect to which Sovereign then has beneficial ownership, multiplied by the number of such shares.

               (b) If Sovereign exercises its rights under this Section 3, Waypoint shall, within ten (10) business days after the Request Date, pay the
Section 3 Repurchase Consideration to Sovereign in immediately available funds, and contemporaneously with such payment, Sovereign shall surrender to Waypoint the Option and the certificate evidencing the shares of Common Stock being repurchased with respect to which Sovereign then has beneficial ownership, and Sovereign shall warrant that it has sole record and beneficial ownership of such shares, and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. In the event of the repurchase of less than all of the Option Shares with respect to which the Option has not been exercised, Waypoint shall issue a new Stock Option Agreement to Sovereign reflecting the remaining balance, if any, of Option Shares after giving effect to such repurchase. Notwithstanding the foregoing, to the extent that prior notification to or approval of any banking agency or department of any federal or state government, including without limitation the Office of Thrift Supervision, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, or the respective staffs thereof (the "Regulatory Authority"), is required in connection with the payment of all or any portion of the Section 3 Repurchase Consideration, Sovereign shall have the ongoing option to revoke its request for repurchase pursuant to Section 3 hereof, in whole or in part, or to require that Waypoint deliver from time to time that portion of the Section 3 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval), in which case the ten (10) business day period of time that would otherwise run pursuant to the preceding sentence for the payment of the portion of the Section 3 Repurchase Consideration shall run instead from the date on which, as the case may be, any required notification period has expired or been terminated or such approval has been obtained and, in either event, any requisite waiting period shall have passed. If any Regulatory Authority disapproves of any part of Waypoint's proposed repurchase pursuant to this
Section 3, Waypoint shall promptly give notice of such fact to Sovereign. If any Regulatory Authority prohibits repurchase pursuant to this Section 3, Waypoint shall promptly give notice of such fact to Sovereign. If any Regulatory Authority

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

prohibits the repurchase in part but not in whole, then Sovereign shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by such Regulatory Authority, determine whether the repurchase should apply to the Option and/or Option Shares subject to the repurchase request and to what extent to each, and Sovereign shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 3(a)(ii)(B) hereof and the number of shares covered by the portion of the Option (if any) that has been repurchased. Sovereign shall notify Waypoint of its determination under the preceding sentence within five (5) business days of receipt of notice of disapproval of the repurchase.

               (c) For purposes of this Stock Option Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Common Stock paid for any such share by the person or groups described in Section 3(d)(i) hereof,
(ii) the price per share of Common Stock received by a holder of Common Stock in connection with any merger or other business combination transaction described in Section 3(d)(ii), 3(d)(iii) or 3(d)(iv) hereof, or (iii) the highest closing sales price per share of Common Stock quoted on the Nasdaq Stock Market, Inc. during the sixty (60) business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Waypoint's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Waypoint's as determined by a nationally-recognized investment banking firm selected by Sovereign, divided by the number of shares of Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally-recognized investment banking firm selected by Sovereign and reasonably acceptable to Waypoint, which determination shall be conclusive for all purposes of this Agreement.

               (d) As used herein, a Repurchase Event shall occur if (i) any person or group (as such terms are defined in the Exchange Act and the rules and regulations thereunder), other than Sovereign or an affiliate of Sovereign, acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of, or the right to acquire beneficial ownership of, 15% or more of the then-outstanding shares of Common Stock, (ii) Waypoint shall have merged or consolidated with any person, other than Sovereign or an affiliate of Sovereign, and shall not be the surviving or continuing corporation of such merger or consolidation, (iii) any person, other than Sovereign or an affiliate of Sovereign, shall have merged into Waypoint and Waypoint shall be the surviving corporation, but, in connection with such merger, the then-outstanding shares of Common Stock have been changed into or exchanged for stock or other securities of Waypoint or any other person or cash or any other property or the outstanding shares of Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the surviving corporation or (iv) Waypoint shall have sold or otherwise transferred more than 15% of its consolidated assets to any person, other than Sovereign or an affiliate of Sovereign.

         4. Payment and Delivery of Certificates. At any Closing hereunder, (a) Sovereign will make payment to Waypoint of the aggregate price for the Option Shares so purchased by wire transfer of immediately available funds to an account designated by Waypoint, (b) Waypoint will deliver to Sovereign a stock certificate or certificates representing the number of Option Shares

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so purchased, registered in the name of Sovereign or its designee, in such denominations as were specified by Sovereign in its notice of exercise, and (c) Sovereign will pay any transfer or other taxes required by reason of the issuance of the Option Shares so purchased.

         A legend will be placed on each stock certificate evidencing Option Shares issued pursuant to this Stock Option Agreement, which legend will read substantially as follows:

                  "The shares of stock evidenced by this certificate have not been the subject of a registration statement filed under the Securities Act of 1933, as amended (the "Act"), and declared effective by the Securities and Exchange Commission. These shares may not be sold, transferred or otherwise disposed of prior to such time unless Waypoint Financial Corp. receives an opinion of counsel reasonably acceptable to it stating that an exemption from the registration provisions of the Act is available for such transfer."

         5. Registration Rights. On or after the date of first exercise of the Option and upon receipt of a written request from Sovereign, Waypoint shall prepare and file as soon as practicable a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission covering the Option and such number of Option Shares as Sovereign shall specify in its request, and Waypoint shall use its best efforts to cause such registration statement to be declared effective in order to permit the sale or other disposition of the Option and the Option Shares, provided that Sovereign shall in no event have the right to have more than one such registration statement become effective, and provided further that Waypoint shall not be required to prepare and file any such registration statement in connection with any proposed sale with respect to which counsel to Waypoint delivers to Waypoint and to Sovereign its opinion to the effect that no such filing is required under applicable laws and regulations with respect to such sale or disposition; provided, however, that Waypoint may delay any registration of Option Shares above for a period not exceeding sixty (60) days in the event that Waypoint shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Waypoint. Sovereign shall provide all information reasonably requested by Waypoint for inclusion in any registration statement to be filed hereunder. In connection with such filing, Waypoint shall use its commercially reasonable efforts to cause to be delivered to Sovereign such certificates, opinions, accountant's letters and other documents as Sovereign shall reasonably request and as are customarily provided in connection with registration of securities under the Securities Act. Waypoint shall provide to Sovereign such number of copies of the preliminary prospectus and final prospectus and any amendments and supplements thereto as Sovereign may reasonably request.

         All expenses incurred by Waypoint in complying with the provisions of this Section 5, including, without limitation, all registration and filing fees, reasonable printing expenses, reasonable fees and disbursements of counsel for Waypoint and blue sky fees and expenses, shall be paid by Waypoint. Underwriting discounts and commissions to brokers and dealers relating to the Option Shares, fees and disbursements of counsel to Sovereign and any other expenses incurred by Sovereign in connection with such filing shall be borne by Sovereign. In connection with such filing, Waypoint shall indemnify and hold harmless Sovereign against any losses, claims, damages or liabilities, joint or several, to which Sovereign may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in

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any preliminary or final registration statement or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and Waypoint will reimburse Sovereign for any legal or other expense reasonably incurred by Sovereign in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Waypoint will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such preliminary or final registration statement or such amendment or supplement thereto in reliance upon and in conformity with written information furnished by or on behalf of Sovereign specifically for use in the preparation thereof. Sovereign will indemnify and hold harmless Waypoint to the same extent as set forth in the immediately preceding sentence but only with reference to written information furnished by or on behalf of Sovereign for use in the preparation of such preliminary or final registration statement or such amendment or supplement thereto; and Sovereign will reimburse Waypoint for any legal or other expense reasonably incurred by Waypoint in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding anything to the contrary contained herein, no indemnifying party shall be liable for any settlement effected without its prior written consent.

         6. Adjustment Upon Changes in Capitalization. In the event of any change in the Common Stock by reason of stock dividends, split-ups, recapitalizations, combinations, conversions, divisions, exchanges of shares or the like, then the number and kind of Option Shares and the Option Price shall be appropriately adjusted.

         7. Filings and Consents. Each of Sovereign and Waypoint will use its commercially reasonable efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Stock Option Agreement.

         8. Representations and Warranties of Waypoint. Waypoint hereby represents and warrants to Sovereign as follows:

               (a) Due Authorization. Waypoint has the requisite corporate power and authority to execute, deliver and perform this Stock Option Agreement and all corporate action necessary for execution, delivery and performance of this Stock Option Agreement has been duly taken by Waypoint. This Stock Option Agreement constitutes a legal, valid and binding obligation of Waypoint, enforceable against Waypoint in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

               (b) Authorized Shares. Waypoint has taken all necessary corporate action to authorize and reserve for issuance all shares of Common Stock that may be issued pursuant to any exercise of the Option.

         9. Representations and Warranties of Sovereign. Sovereign hereby represents and warrants to Waypoint that Sovereign has the requisite corporate power and authority to execute, deliver and perform this Stock Option Agreement and all corporate action necessary for

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

execution, delivery and performance of this Stock Option Agreement has been duly taken by Sovereign. This Stock Option Agreement constitutes a legal, valid and binding obligation of Sovereign, enforceable against Sovereign in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles). Sovereign or its assignee agrees to execute a standard investment representation letter with respect to its acquisition of any Waypoint securities acquired in connection with this transaction.

         10. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Stock Option Agreement and that the obligations of the parties hereto shall be specifically enforceable.

         11. Entire Agreement. This Stock Option Agreement and the Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

         12. Assignment or Transfer. Sovereign may not sell, assign or otherwise transfer its rights and obligations hereunder, in whole or in part, to any person or group of persons other than to a subsidiary of Sovereign subject to compliance with applicable securities laws. Sovereign represents that it is acquiring the Option for Sovereign's own account and not with a view to, or for sale in connection with, any distribution of the Option or the Option Shares. Sovereign is aware that neither the Option nor the Option Shares is the subject of a registration statement filed with, and declared effective by, the Securities and Exchange Commission pursuant to Section 5 of the Securities Act, but instead each is being offered in reliance upon the exemption from the registration requirement provided by Section 4(2) thereof and the representations and warranties made by Sovereign in connection therewith.

         13. Amendment of Stock Option Agreement. By mutual consent of the parties hereto, this Stock Option Agreement may be amended in writing at any time, for the purpose of facilitating performance hereunder or to comply with any applicable regulation of any governmental authority or any applicable order of any court or for any other purpose.

         14. Validity. The invalidity or unenforceability of any provision of this Stock Option Agreement shall not affect the validity or enforceability of any other provisions of this Stock Option Agreement, which shall remain in full force and effect.

         15. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, by telegram or telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

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                  (i) If to Sovereign, to:

                                    Sovereign
                                    1130 Berkshire Boulevard
                                    Wyomissing, PA 19610

                                    Attention: Mark R. McCollom
                                    Telecopy No.: (610) 320-8448

                                    with a copy to:

                                    Stevens & Lee
                                    111 North Sixth Street, Box 679
                                    Reading, PA 19603

                                    Attention: Joseph M. Harenza, Esquire
                                    Telecopy No.: (610) 376-5610

                  (ii) If to Waypoint, to:

                                    235 North Second Street
                                    P.O. Box 1711
                                    Harrisburg, PA 17105

                                    Attention: David E. Zuern
                                    Telecopy No.: (717) 231-2950

                                    with copies to:

                                    Rhoads & Sinon LLP
                                    One South Market Square, P.O. Box 1146
                                    Harrisburg, PA 17108
                                    Attention: Charles J. Ferry, Esquire
                                    Telecopy No.: (717) 232-1459

or to such other address as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

         16. Governing Law. This Stock Option Agreement shall be governed by and construed in accordance with the domestic internal law (but not the law of conflicts of law) of the Commonwealth of Pennsylvania.

         17. Captions. The captions in this Stock Option Agreement are inserted for convenience and reference purposes, and shall not limit or otherwise affect any of the terms or provisions hereof.

         18. Waivers and Extensions. The parties hereto may, by mutual consent, extend the time for performance of any of the obligations or acts of either party hereto. Each party may waive

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(i) compliance with any of the covenants of the other party contained in this
Stock Option Agreement and/or (ii) the other party's performance of any of its obligations set forth in this Stock Option Agreement.

         19. Parties in Interest. This Stock Option Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, nothing in this Stock Option Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Stock Option Agreement.

         20. Counterparts. This Stock Option Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         21. Expenses. Except as otherwise provided herein, all costs and expenses incurred by the parties hereto in connection with the transactions contemplated by this Stock Option Agreement or the Option shall be paid by the party incurring such cost or expense.

         22. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

         23. Termination. This Stock Option Agreement shall terminate and be of no further force or effect upon the earliest to occur of: (a) the Effective Time (as defined in the Agreement); (b) Sovereign's receipt of the Termination Fee (as defined in the Agreement) from Waypoint pursuant to Section 6.02(c) of the Agreement; or (c) termination of the Agreement in accordance with the terms thereof, except that if (i) the Agreement is terminated by Sovereign pursuant to any of Sections 6.01(b)(i), 6.01(f), or 6.01(g) of the Agreement (provided the failure of the occurrence of the event specified in Section 6.01(b)(i) of the Agreement shall be due to the failure of Waypoint to perform or observe its agreements set forth in the Agreement required to be performed or observed by Waypoint prior to the Closing Date (as defined in the Agreement) and further provided that the breach specified in Section 6.01(f) of the Agreement shall result from a willful action taken by Waypoint), this Stock Option Agreement shall not terminate until eighteen (18) months after the date of termination of the Agreement or (ii) the Agreement is terminated as a result of the failure of Waypoint shareholders to approve the Agreement following (A) a withdrawal or modification by the Board of Directors of Waypoint of a prior recommendation to approve the Agreement, (B) a failure of the Board of Directors of Waypoint to recommend approval of the Agreement, or (C) the making of a Proposal (as defined in Section 2(c) of this Stock Option Agreement) by a person or group, other than Sovereign or an affiliate of Sovereign, which is not Publicly Withdrawn (as defined in Section 2 of this Stock Option Agreement) at least thirty (30) days prior to the meeting of shareholders of Waypoint called to vote on the Merger, this Stock Option Agreement shall not terminate until eighteen (18) months after the date of termination of the Agreement.

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

         IN WITNESS WHEREOF, each of the parties hereto, pursuant to resolutions adopted by its Board of Directors, has caused this Stock Option Agreement to be executed by its duly authorized officer and has caused its corporate seal to be affixed hereunto and to be duly attested, all as of the day and year first above written.

                                  SOVEREIGN BANCORP, INC.

                                  By_________________________________

                                    Jay S. Sidhu
                                    Chairman, President and Chief Executive
                                    Officer

                                  WAYPOINT FINANCIAL CORP.

                                  By_________________________________
                                    Charles C. Pearson
                                    Chairman of the Board of Directors

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